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                                                                     Exhibit 2.1


                  ACQUISITION AGREEMENT FOR PLAN OF ARRANGEMENT

                                  BY AND AMONG

                             PHOTON DYNAMICS, INC.,

                       PHOTON DYNAMICS NOVA SCOTIA COMPANY

                                       AND

                          IMAGE PROCESSING SYSTEMS INC.




                         Dated as of September 27, 2000

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                                TABLE OF CONTENTS

                                   ARTICLE I
                            THE PLAN OF ARRANGEMENT

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

1.1      IMPLEMENTATION STEPS BY COMPANY..........................................................................2
1.2      IMPLEMENTATION STEPS BY PARENT AND CANCO.................................................................2
1.3      INTERIM ORDER............................................................................................3
1.4      EFFECT OF THE ARRANGEMENT................................................................................3
1.5      EFFECT ON CAPITAL STOCK..................................................................................3
1.6      DISSENTING SHARES........................................................................................4
1.7      SURRENDER OF CERTIFICATES................................................................................5
1.8      NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON SHARES.....................................................6
1.9      LOST, STOLEN OR DESTROYED CERTIFICATES...................................................................6
1.10     TAX AND ACCOUNTING CONSEQUENCES..........................................................................6
1.11     CLOSING..................................................................................................6

                                   ARTICLE II
                   REPRESENTATIONS AND WARRANTIES OF COMPANY

2.1      ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.............................................................7
2.2      ARTICLES OF INCORPORATION AND BYLAWS.....................................................................8
2.3      CAPITALIZATION...........................................................................................8
2.4      AUTHORITY RELATIVE TO THIS AGREEMENT.....................................................................9
2.5      NO CONFLICT; REQUIRED FILINGS AND CONSENTS..............................................................10
2.6      COMPLIANCE; PERMITS.....................................................................................11
2.7      ONTARIO FILINGS; FINANCIAL STATEMENTS...................................................................12
2.8      NO UNDISCLOSED LIABILITIES..............................................................................13
2.9      ABSENCE OF CERTAIN CHANGES OR EVENTS....................................................................13
2.10     LEGAL PROCEEDINGS; ORDERS...............................................................................15
2.11     EMPLOYEE BENEFIT PLANS..................................................................................16
2.12     LABOR MATTERS...........................................................................................18
2.13     CIRCULAR DISCLOSURE.....................................................................................19
2.14     RESTRICTIONS ON BUSINESS ACTIVITIES.....................................................................19
2.15     TITLE TO PROPERTY.......................................................................................19
2.16     TAXES...................................................................................................20
2.17     ENVIRONMENTAL MATTERS...................................................................................21
2.18     BROKERS.................................................................................................22
2.19     INTELLECTUAL PROPERTY...................................................................................22
2.20     CONTRACTS...............................................................................................29
2.21     INSURANCE...............................................................................................31
2.22     OPINION OF FINANCIAL ADVISOR............................................................................31
2.23     BOARD APPROVAL..........................................................................................32
2.24     VOTE REQUIRED...........................................................................................32
2.25     MINUTE BOOKS............................................................................................32
2.26     INDEMNIFICATION OBLIGATIONS.............................................................................32
2.27     CHANGE OF CONTROL PAYMENTS..............................................................................32
2.28     INTERESTED PARTY TRANSACTIONS...........................................................................32
2.29     NO DISCUSSIONS..........................................................................................33

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2.30     ACCOUNTING MATTERS......................................................................................33

                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF PARENT AND CANCO

3.1      ORGANIZATION, STANDING AND POWER........................................................................33
3.2      SEC FILINGS; FINANCIAL STATEMENTS.......................................................................33
3.3      AUTHORITY; BINDING NATURE OF AGREEMENT..................................................................34
3.4      NO VOTE REQUIRED........................................................................................34
3.5      NON-CONTRAVENTION; CONSENTS.............................................................................34
3.6      VALID ISSUANCE..........................................................................................34
3.7      CIRCULAR DISCLOSURE.....................................................................................34

                                   ARTICLE IV
                      CONDUCT PRIOR TO THE EFFECTIVE TIME

4.1      ACCESS AND INVESTIGATION................................................................................35
4.2      OPERATION OF COMPANY'S BUSINESS.........................................................................35

                                    ARTICLE V
                          COMPANY SHAREHOLDER APPROVAL

5.1      CIRCULAR; BOARD RECOMMENDATIONS; OTHER FILINGS..........................................................38
5.2      MEETING OF COMPANY SHAREHOLDERS.........................................................................39

                                   ARTICLE VI
                             ADDITIONAL AGREEMENTS

6.1      CONFIDENTIALITY; ACCESS TO INFORMATION..................................................................40
6.2      NO SOLICITATION.........................................................................................40
6.3      PUBLIC DISCLOSURE.......................................................................................41
6.4      REASONABLE EFFORTS; NOTIFICATION........................................................................42
6.5      THIRD PARTY CONSENTS....................................................................................43
6.6      STOCK OPTIONS...........................................................................................43
6.7      U.S. SECURITIES FILINGS.................................................................................44
6.8      NASDAQ LISTING..........................................................................................44
6.9      COMPANY AFFILIATE AGREEMENT.............................................................................44
6.10     NO ELECTION.............................................................................................44
6.11     REGULATORY FILINGS; REASONABLE EFFORTS..................................................................44
6.12     TERMINATION OF SEVERANCE PLANS..........................................................................45
6.13     LISTING OF COMPANY COMMON SHARES........................................................................45
6.14     TSE APPROVAL............................................................................................45
6.15     POOLING OF INTERESTS....................................................................................45
6.16     INDEMNIFICATION OF DIRECTORS AND OFFICERS...............................................................45
6.17     TSE LISTING.............................................................................................46
6.18     COMPANY PLANS...........................................................................................46

                                   ARTICLE VII
                         CONDITIONS TO THE ARRANGEMENT

7.1      CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE ARRANGEMENT.......................................46
7.2      ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY.........................................................47
7.3      ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT......................................................48

                                  ARTICLE VIII
                       TERMINATION, AMENDMENT AND WAIVER

8.1      TERMINATION.............................................................................................50
8.2      NOTICE OF TERMINATION; EFFECT OF TERMINATION............................................................52


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8.3      FEES AND EXPENSES.......................................................................................52
8.4      AMENDMENT...............................................................................................53
8.5      EXTENSION; WAIVER.......................................................................................53

                                   ARTICLE IX
                               GENERAL PROVISIONS

9.1      NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES..........................................................54
9.2      NOTICES.................................................................................................54
9.3      INTERPRETATION..........................................................................................55
9.4      COUNTERPARTS............................................................................................55
9.5      ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES.............................................................55
9.6      SEVERABILITY............................................................................................56
9.7      OTHER REMEDIES; SPECIFIC PERFORMANCE....................................................................56
9.8      GOVERNING LAW...........................................................................................56
9.9      RULES OF CONSTRUCTION...................................................................................56
9.10     ASSIGNMENT..............................................................................................56
9.11     WAIVER OF JURY TRIAL....................................................................................56
9.12     CURRENCY................................................................................................57
9.13     COMPANY DISCLOSURE SCHEDULE.............................................................................57
9.14     ATTORNEYS'FEES..........................................................................................57
9.15     COOPERATION.............................................................................................57

                                    ARTICLE X
                             ADDITIONAL DEFINITIONS

10.1     ADDITIONAL DEFINITIONS..................................................................................57

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INDEX OF EXHIBITS

         Exhibit A.........Form of Arrangement Resolution
         Exhibit B.........Plan of Arrangement
         Exhibit C.........Form of Support Agreement
         Exhibit D.........Form of Voting and Exchange Trust Agreement


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                  ACQUISITION AGREEMENT FOR PLAN OF ARRANGEMENT

         This ACQUISITION AGREEMENT FOR PLAN OF ARRANGEMENT (this "AGREEMENT") is made and entered into as of September 27, 2000, among PHOTON DYNAMICS, INC. ("PARENT"), a corporation existing under the laws of California, PHOTON DYNAMICS NOVA SCOTIA COMPANY, an unlimited liability company existing under the Nova Scotia COMPANIES ACT and a wholly owned Subsidiary of Parent ("CANCO"), and IMAGE PROCESSING SYSTEMS INC., a corporation existing under the laws of the Province of Ontario ("COMPANY").

                                    RECITALS

         A. Upon the terms and subject to the conditions of this Agreement and in accordance with the BUSINESS CORPORATIONS ACT (Ontario) (the "OBCA"), Parent, CanCo and Company intend to enter into a business combination transaction by way of the Arrangement (as defined in Article X) whereby:

                  (i) the Articles of Incorporation of Company will be amended to (a) create a new class of exchangeable shares (the "EXCHANGEABLE SHARES") and (b) create a new class of voting, convertible preferred shares (the "PREFERRED SHARES");

                  (ii)     CanCo will subscribe for one Preferred Share;

                  (iii) each of the then-outstanding Company Common Shares will be reorganized whereby the then-outstanding Company Common Shares shall be converted into Exchangeable Shares based on the Exchange Ratio; and

                  (iv) CanCo will convert its Preferred Share into a common share of Company.

         B. The Board of Directors of Company (i) has determined that the Arrangement is in the best interests of Company and its shareholders, (ii) has unanimously approved this Agreement, the Arrangement and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the shareholders of Company adopt and approve this Agreement and approve the Arrangement.

         3. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain shareholders of Company are entering into Voting Agreements (the "COMPANY VOTING AGREEMENTS").

         4. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, Company is entering into a Stock Option Agreement in favor of Parent (the "STOCK OPTION AGREEMENT"). The Board of Directors of Company has approved the Stock Option Agreement.

         5. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain affiliates of Company (the "COMPANY AFFILIATES") are entering into Company Affiliate Agreements (the "COMPANY AFFILIATE AGREEMENTS").


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         6. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the United States Internal Revenue Code of 1986, as amended (the "UNITED STATES CODE") and a reorganization of capital pursuant to Section 86 of the INCOME TAX ACT (Canada).

         7. It is also intended by the parties hereto that the Arrangement shall qualify for accounting treatment under United States generally accepted accounting principles ("U.S. GAAP") as a "pooling of interests".

         8. Capitalized terms used herein, if not otherwise defined, shall have the meanings given to them in Article X below.

         NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                    ARTICLE I
                             THE PLAN OF ARRANGEMENT

         I.1 IMPLEMENTATION STEPS BY COMPANY. Company covenants in favor of Parent and CanCo that Company shall:

             (2) as soon as reasonably practicable, apply in a manner acceptable to Parent under Section 182 of the OBCA for the Interim Order, and thereafter proceed with and diligently pursue the obtaining of the Interim Order;

             (3) convene and hold the Company Shareholders Meeting for the purpose of considering the Arrangement Resolution (and for any other proper purpose as may be set out in the notice for such meeting);

             (4) subject to obtaining such shareholder approval as is required by the OBCA and the Interim Order, diligently pursue the application to the Court for the Final Order;

             (5) subject to obtaining the Final Order and the satisfaction or waiver of the other conditions herein contained in favor of Company, file with the Director Articles of Arrangement and such other documents as may be required in connection therewith under the OBCA to give effect to the Arrangement; and

             (6) on or prior to the Effective Date and subject to the satisfaction or waiver of the other conditions herein contained in favor of Company and subject to the Arrangement becoming

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effective, execute and deliver the Support Agreement and the Voting and Exchange
Trust Agreement.

         I.2 IMPLEMENTATION STEPS BY PARENT AND CANCO. Parent and CanCo covenant in favor of Company that, on or prior to the Effective Date and subject to the satisfaction or waiver of the other conditions herein contained in favor of each such party and subject to the Arrangement becoming effective:

             (7) Parent and CanCo shall execute and deliver the Support Agreement; (1)

             (8) Parent and CanCo shall execute and deliver the Voting and Exchange Trust Agreement; and

             (9) Parent shall issue the Special Voting Share to the Trustee.

         I.3 INTERIM ORDER. The notice of motion for the application referred to in Section 1.1(a) shall request that the Interim Order provide:

             (10) for the class or classes of Persons to whom notice is to be provided in respect of the Arrangement and the Company Shareholders Meeting and for the manner in which such notice is to be provided;

             (11) that the requisite shareholder approval for the Arrangement Resolution shall be 66-2/3% of the votes cast on the Arrangement Resolution by holders of Company Common Shares present in Person or by proxy at the Company Shareholders Meeting;

             (12) that, in all other respects, the terms, restrictions and conditions of the by-laws and articles of Company, including quorum requirements and all other matters, shall apply in respect of the Company Shareholders Meeting; and

             (13) for the grant of the Dissenters' Rights.

         I.4 EFFECT OF THE ARRANGEMENT. At the Effective Time, the effect of the Arrangement shall be as provided in this Agreement and the Plan of Arrangement and the applicable provisions of the OBCA.

         I.5 EFFECT ON CAPITAL STOCK. Subject to the terms and conditions of this Agreement, at the Effective Time, by virtue of the Arrangement, the following shall occur:

             (14) EXCHANGE OF COMPANY COMMON SHARES. Each common share of Company (each a "COMPANY COMMON SHARE" and collectively, the "COMPANY COMMON SHARES") issued and outstanding immediately prior to the Effective Time, other than any Dissenting Shares (as defined in and to the extent provided in Section 1.6(a)), will be automatically exchanged (subject

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to Section 1.5(d)) for 0.0447 (the "EXCHANGE RATIO") of an Exchangeable Share
upon surrender of the certificate representing such Company Common Share in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.8). In no event will Parent be required to issue more than 1,295,000 shares of Common Stock of Parent, without par value (the "PARENT COMMON STOCK") in connection with the rights of exchange provided for pursuant to the Exchangeable Shares and as otherwise contemplated in this Agreement, inclusive of shares of Parent Common Stock issuable in connection with the assumption of Options to acquire Company Common Shares as required by this Agreement. If any Company Common Shares outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted shares purchase agreement or other agreement with Company, then the shares of Parent Common Stock issued in exchange for such Company Common Shares will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted shares purchase agreement or other agreement.

             (15) STOCK OPTIONS. At the Effective Time, all Options to purchase Company Common Shares then outstanding under Stock Option Plan and all other Options referred to in Section 2.3(a) of Company Disclosure Schedule (collectively, the "COMPANY STOCK OPTION PLANS") shall be assumed by Parent in accordance with Section 6.6 hereof provided, however, that the Warrants shall be converted into Warrants to acquire Exchangeable Shares on the basis of the Exchange Ratio.

             (16) ADJUSTMENTS TO EXCHANGE RATIO. The Exchange Ratio shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Shares), extraordinary cash dividends, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to Parent Common Stock or Company Common Shares occurring on or after the date hereof and prior to the Effective Time.

             (17) FRACTIONAL SHARES. No fraction of a share of an Exchangeable Share will be issued by virtue of the Arrangement, but in lieu thereof each holder of Company Common Shares who would otherwise be entitled to a fraction of a share of an Exchangeable Share (after aggregating all fractional shares of Exchangeable Shares that otherwise would be received by such holder) shall, upon surrender of such holder's Certificates(s) (as defined in Section 1.6(c)) receive from Company an amount of cash (rounded to the nearest whole cent), without interest, equal to the product of (i) such fraction, multiplied by (ii) the average closing price of one share of Parent Common Stock for the twenty
(20) most recent days that Parent Common Stock has traded ending on the second trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market ("NASDAQ").

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         I.6 DISSENTING SHARES.
             -----------------

             (18) Notwithstanding any provision of this Agreement to the contrary, the shares of any holder of Company Common Shares who has demanded and perfected appraisal and dissent rights ("DISSENTERS' RIGHTS") in respect of such Company Common Shares in accordance with the Interim Order or the OBCA and who, as of the Effective Time, has not effectively withdrawn or lost such appraisal and dissent rights ("DISSENTING SHARES"), shall not be converted into or represent a right to receive Exchangeable Shares pursuant to Section 1.6, but the holder thereof shall only be entitled to such rights as are granted by the Interim Order or the OBCA, as the case may be.

             (19) Notwithstanding the provisions of subsection (a), if any holder of Company Common Shares who demands appraisal of such shares under the OBCA shall effectively withdraw (or otherwise by law not be entitled to) the right to appraisal, then, as of the later of the Effective Time and the occurrence of such event, such holder's shares shall automatically be converted into and represent only the right to receive Exchangeable Shares, without interest thereon, upon surrender of the certificate representing such shares.

             (20) Company shall give Parent (i) prompt notice of any written demands for appraisal of any Company Common Shares, withdrawals of such demands, and any other instruments served pursuant to OBCA and received by Company which relate to any such demand for appraisal and (ii) the opportunity to participate in all negotiations and proceedings which take place prior to the Effective Time with respect to demands for appraisal and dissent under the OBCA. Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to any demands for appraisal of Company Common Shares or offer to settle or settle any such demands.

         I.7 SURRENDER OF CERTIFICATES.
             -------------------------

             (a) EXCHANGE AGENT. Parent shall select a bank or trust company reasonably acceptable to Company to act as the exchange agent (the "EXCHANGE AGENT") in the Arrangement.

             (b) COMPANY TO PROVIDE EXCHANGEABLE SHARES. Promptly after the Effective Time, Parent shall cause Company to make available to the Exchange Agent, for exchange in accordance with this Article I, the Exchangeable Shares issuable pursuant to Section 1.5 in exchange for outstanding Company Common Shares, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.5(d).

             (c) EXCHANGE PROCEDURES. Promptly after the Effective Time,
Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "CERTIFICATES"), which immediately prior to the Effective Time represented outstanding Company Common Shares whose shares were exchanged for Exchangeable Shares pursuant to Section 1.5, cash in lieu of any fractional shares pursuant to Section 1.5(d), subject to receipt of (i) a duly completed and validly executed letter of transmittal in customary form (which

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shall specify that delivery shall be effected, and risk of loss and title to the
Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall contain such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing Exchangeable Shares, and cash in lieu of any fractional shares pursuant to Section 1.5(d). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Exchangeable Shares into which their Company Common Shares were exchanged at the Effective Time, together with payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.5(d), and the Certificates so surrendered shall forthwith be cancelled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes, subject to
Section 1.5(d), to evidence only the ownership of the number of full shares of Exchangeable Shares into which such Company Common Shares are entitled to be exchanged and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.5(d).

             (d) REQUIRED WITHHOLDING. Each of the Exchange Agent and Company shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable pursuant to this Agreement to any holder or former holder of Company Common Shares such amounts as may be required (as advised by tax counsel for Parent) to be deducted or withheld therefrom under the United States Code or under any provision of United States or Canadian federal, state, provincial, regional, local or foreign tax law or under any other applicable legal requirement. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

             (e) NO LIABILITY. Notwithstanding anything to the contrary in this Section 1.7, neither the Exchange Agent, Parent, Company nor CanCo nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Shares for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

         I.8 NO FURTHER OWNERSHIP RIGHTS IN COMPANY COMMON SHARES. All Exchangeable Shares issued in accordance with the terms hereof (including any cash paid in respect thereof pursuant to Section 1.5(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such Company Common Shares, and, following the Effective Time, there shall be no further registration of transfers on the records of Company of Company Common Shares which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to Company for any reason, they shall be cancelled and exchanged as provided in this Article I.

         I.9 LOST, STOLEN OR DESTROYED CERTIFICATES. In the event that any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, certificates representing the Exchangeable Shares into which Company Common Shares represented by such Certificates were converted pursuant to Section 1.5, and cash for fractional shares, if any, as may be required pursuant to Section 1.5(d); provided, however, that Company and Parent may, in their discretion and as a condition precedent to the issuance of such certificates representing Exchangeable Shares and cash, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent or Company or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

         I.10 TAX AND ACCOUNTING CONSEQUENCES.

             (a) It is intended by the parties hereto that the Arrangement shall constitute a reorganization within the meaning of Section 368 of the United States Code and a shall be a reorganization of capital pursuant to
Section 86 of the INCOME TAX ACT (Canada). The parties hereto adopt this Agreement as a "PLAN OF REORGANIZATION" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Income Tax Regulations and a reorganization of capital for the purposes of section 86 of the INCOME TAX ACT (Canada).

             (b) It is intended by the parties hereto that the Arrangement shall be treated under U.S. GAAP as a "pooling of interests" for accounting purposes.

         I.11 CLOSING. The closing of the Arrangement (the "CLOSING") (other than obtaining the Final Order and the filing with the Director of the Articles of Arrangement) shall take place at the offices of Cassels Brock & Blackwell LLP, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VII, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE"). The parties shall use their reasonable commercial efforts to ensure that the Closing Date is on or before December 27, 2000.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF COMPANY

         As of the date hereof and as of the Closing Date, Company represents and warrants to Parent and CanCo, subject to such exceptions as are specifically disclosed in writing in the disclosure letter supplied by Company to Parent dated as of the date hereof and certified by a duly authorized officer of Company, which disclosure shall provide an exception to or otherwise qualify the representations or warranties of Company specifically referred to in such disclosure (the "COMPANY DISCLOSURE SCHEDULE"), as follows:

         II.1     ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

             (a) Company has no Subsidiaries, except for the Entities identified in Section 2.1(a)(i) of the Company Disclosure Schedule; and neither Company nor any of the other Entities identified in Section 2.1(a)(i) of the Company Disclosure Schedule owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Section 2.1(a)(ii) of the Company Disclosure Schedule. (Company and its Subsidiaries are referred to in this Agreement collectively as the "ACQUIRED CORPORATIONS".) Each of the Acquired Corporations is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound.

             (b) None of the Acquired Corporations has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any future investment in or capital contribution to any other Entity. None of the Acquired Corporations has, at any time, been a general partner of, or has otherwise been liable for any of the debts or other obligations of, any general partnership, limited partnership or other Entity. None of the Acquired Corporations directly or indirectly owns any equity or similar interest in or any interest convertible, exchangeable or exercisable for, any equity or similar interest in, any Entity.

             (c) Each of the Acquired Corporations is in possession of all Approvals necessary to own, lease and operate the properties it purports to own, operate or lease and to carry on its business as it is now being conducted, except where the failure to have such Approvals would not, individually or in the aggregate, have a Material Adverse Effect on Company.

             (d) Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification.

             (e) None of the Acquired Corporations (i) is subject to tax or filing requirements under the United States Code or any state tax legislation of the United States of America, (ii) is required to make any filings under the United States Code or any state tax legislation, (iii) has any employees in the United States of America, or (iv) otherwise carries on business in a manner which would make it subject to any requirements of United States laws insofar as any labor matters, ERISA matters or matters relating to the United States Code or state tax legislation are concerned.

         II.2 ARTICLES OF INCORPORATION AND BYLAWS. Company has previously furnished to Parent a complete and correct copy of its Articles of Incorporation and Bylaws as amended to date (together, the "COMPANY CHARTER DOCUMENTS"). Such Company Charter Documents and equivalent organizational documents of each of the respective Acquired Corporations are in full force and effect. None of the Acquired Corporations is in violation of any of the provisions of Company Charter Documents or its equivalent organizational documents.

         II.3 CAPITALIZATION.

             (a) The authorized capital stock of Company consists of an unlimited number of Company Common Shares. At the close of business on September 19, 2000 (i) 25,068,653 Company Common Shares were issued and outstanding, all of which are validly issued, fully paid and nonassessable; (ii) no Company Common Shares were held by Subsidiaries of Company; (iii) 3,043,094 Company Common Shares were reserved for issuance upon the exercise of outstanding options to purchase Company Common Shares under the Stock Option Plan; (iv) 476,191 Shares were reserved for future issuance upon exercise of warrants of Company (the "WARRANTS") referred to in Section 2.3(a)(i) of the Company Disclosure Schedule; (v) 2,900,000 Company Common Shares were reserved for future issuance pursuant to the Stock Option Agreement and (vi) 50,000 Company Common Shares are issuable pursuant to Company's Stock Purchase Plan. Company has no obligation to issue any Company Common Shares pursuant to Company's Share Bonus Plan. There are no Company Common Shares held by any of the other Acquired Corporations. Except as set forth in Section 2.3(a)(ii) of the Company Disclosure Schedule, there is no Acquired Corporation Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any Option or similar right with respect to), or granting any Options or other rights to acquire, any Company Common Shares. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding Company Common Shares. Section 2.3(a)(iv) of the Company Disclosure Schedule sets forth the following information with respect to each Warrant and Company Stock Option outstanding as of the date of this Agreement: (i) the name and address of the holder or optionee; (ii) the particular plan pursuant to which such Company Stock Option was granted; (iii) the number of Company Common Shares subject to such Warrant or Company Stock Option; (iv) the exercise price of such Warrant or Company Stock Option; (v) the date on which such Warrant or Company Stock Option was granted; (vi) the applicable vesting schedule; (vii) the date on which such Warrant or Company Stock Option expires; and (viii) whether the exercisability of such Warrant or Company Stock Option will be accelerated in any way by the transactions contemplated by this Agreement, and indicates the extent of acceleration. Company has made available to Parent accurate and complete copies of all Warrants and stock option plans pursuant to which Company has granted such Company Stock Options that are currently outstanding and the form of all stock option agreements evidencing such Company Stock Options. Company has delivered to Parent accurate and complete copies of all stock option plans pursuant to which Company has ever granted stock Options, and the forms of all stock option agreements evidencing such Options. All Company Common Shares subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instrument pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in
Section 2.3(a)(v) of the Company Disclosure Schedule, there are no commitments or agreements of any character to which Company is bound obligating Company to accelerate the vesting of any Company Stock Option as a result of the Arrangement. The number of holders of record of the Warrants is set forth in
Section 2.3(a)(vi) of the Company Disclosure Schedule. All outstanding Company Common Shares, all outstanding

Company Stock Options, all outstanding Warrants and all outstanding shares of capital stock of each Subsidiary of Company have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements; and (ii) all requirements set forth in applicable Contracts.

             (b) Company owns free and clear of all Encumbrances directly, or indirectly through one or more Subsidiaries, and except for shares of capital stock or other similar ownership interests of Subsidiaries of Company that are owned by certain nominee equity holders as required by the applicable law of the jurisdiction of organization of such Subsidiaries (which shares or other interests do not materially affect Company's control of such Subsidiaries), all of the outstanding share capital of each Subsidiary of Company, which Subsidiaries are listed on Section 2.3(b) of the Company Disclosure Schedule. Except as set forth in Section 2.3(b) of the Company Disclosure Schedule or as set forth in Section 2.3(a) hereof and except for the Stock Option Agreement, there are no subscriptions, Options, calls, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character (whether or not currently exercisable) to which any of the Acquired Corporations is a party or by which it is bound obligating any of the Acquired Corporations to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition of, any shares of capital stock, partnership interests or similar ownership interests of any of the Acquired Corporations or obligating any of the Acquired Corporations to grant, extend, accelerate the vesting of or enter into any such subscription, Option, warrant, equity security, call, right, commitment or agreement and no condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of any of the Acquired Corporations. Except as contemplated by this Agreement or as set forth in Section 2.3(b) of the Company Disclosure Schedule, there are no registration rights and there is no voting trust, proxy, rights plan, antitakeover plan or other agreement or understanding to which any of the Acquired Corporations is a party or by which they are bound with respect to any equity security of any class of Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its Subsidiaries.

             (c) Company and its Board of Directors has taken all necessary action to waive the application of the Shareholder Rights Plan dated April 13, 2000 to the Arrangement, which waiver has been made in accordance with the terms of such Plan.

         II.4 AUTHORITY RELATIVE TO THIS AGREEMENT. Company has the right, power and all authority to execute and deliver this Agreement and the Stock Option Agreement and to perform its obligations hereunder and thereunder and, subject to obtaining the approval of the shareholders of Company to the Arrangement and of the Court to the Arrangement, to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stock Option Agreement by Company and the consummation by Company of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action on the part of Company and no other corporate proceedings on the part of Company are necessary to authorize this Agreement, the Stock Option Agreement or to consummate the transactions so contemplated (other than the approval and adoption of this Agreement and the Arrangement by the Required Company Shareholder Vote). This Agreement and the Stock Option Agreement have been duly and validly executed and delivered by Company and, assuming the due authorization, execution and delivery by Parent and CanCo, constitute legal and binding obligations of Company, enforceable against Company in accordance with their respective terms.

         II.5 NO CONFLICT; REQUIRED FILINGS AND CONSENTS. Neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Arrangement or any of the other transactions contemplated by this Agreement, will (with or without notice or lapse of time):

             (a) contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the shareholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

             (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge the Arrangement or any of the other transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject;

             (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by any of the Acquired Corporations or that otherwise relates to the business of any of the Acquired Corporations or to any of the assets owned or used by any of the Acquired Corporations;

             (d) except as set forth in Section 2.5(d) of the Company Disclosure Schedule, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Acquired Corporation Contract that is or would constitute a Material Contract, or give any Person the right to
(i) declare a default or exercise any remedy under any such Acquired Corporation Contract, (ii) a rebate, chargeback, penalty or change in delivery schedule under any such Acquired Corporation Contract, (iii) accelerate the maturity or performance of any such Acquired Corporation Contract, or (iv) cancel, terminate or modify any term of such Acquired Corporation Contract;

             (e) result in the imposition or creation of any Encumbrance upon or with respect to any asset owned or used by any of the Acquired Corporations (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations); or

             (f) result in, or increase the likelihood of, the disclosure or delivery to any escrowholder or other Person of the Acquired Corporation Source Code, or the transfer of any material asset of any of the Acquired Corporations to any Person.

             (g) The execution and delivery of this Agreement and the Stock Option Agreement by Company do not, and the performance of this Agreement by Company and the issuance of Company Common Shares upon exercise of the Stock Option Agreement shall not, require any Consent or any filing with or notification to, any court or Governmental Body except for (A) applicable Canadian Securities Legislation; the filing required with Industry Canada under the INVESTMENT CANADA ACT (Canada); approval of the TSE; the Interim Order and Final Order of the Court in respect of the Arrangement; and the pre-merger notification requirements (the "HSR APPROVAL"), of the HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, as amended (the "HSR ACT"); and (B) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on Company or, after the Effective Time, Parent, or prevent consummation of the transactions or otherwise prevent the parties hereto from performing their obligations under this Agreement.

             (h) The aggregate value of the assets in Canada, determined as of such time and in such manner as is prescribed by the COMPETITION ACT (Canada) and the regulations thereto, that are owned by Company, does not exceed Cdn.$35 million, and the gross revenues from sales in or from Canada, determined for such annual period and in such manner as is prescribed by the COMPETITION ACT (Canada) and the regulations thereto, generated from the assets referred to above, do not exceed Cdn.$35 million.

             (i) At the end of the last completed fiscal year or years of Company ending prior to the date of this Agreement, Company's consolidated assets, as determined in accordance with Canadian GAAP, was less than Cdn.$192,000,000.

         II.6 COMPLIANCE; PERMITS.

             (a) None of the Acquired Corporations is in conflict with, or in default or violation of, (i) any material law, rule, regulation, order, judgment or decree applicable to any of the Acquired Corporations or by which its or any of their respective properties is bound or affected, or (ii) any Contract, Governmental Authorization or other instrument or obligation to which any of the Acquired Corporations is a party or by which any of the Acquired Corporations or its or any of their respective properties is bound or affected, except for any conflicts, defaults or violations that (individually or in the aggregate) would not cause any of the Acquired Corporations to lose any material benefit or incur any material liability. No investigation or review by any governmental or regulatory body or authority is pending or, to Company's Knowledge, threatened against any of the Acquired Corporations, nor has any governmental or regulatory body or authority indicated to any of the Acquired Corporations an intention to conduct the same, other than, in each such case, those the outcome of which could not, individually or in the aggregate, reasonably be expected to have the effect of prohibiting or materially impairing any business practice of any of the Acquired Corporations, any acquisition of material property by any of the Acquired Corporations or the conduct of business by any of the Acquired Corporations.

             (b) Each of the Acquired Corporations is, and has at all times since March 31, 2000 been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and would not reasonably be expected to have a Material Adverse Effect on Company. Since March 31, 2000, none of the Acquired Corporations has received any notice or other communication from any Governmental Body or other Person regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

             (c) None of the Acquired Corporations nor (to the Company's Knowledge) any director, officer, agent or employee of any of the Acquired Corporations has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the FOREIGN CORRUPT PRACTICES ACT of 1977, as amended, or (iii) made any other unlawful payment.

             (d) The Acquired Corporations hold all Governmental Authorizations necessary to enable the Acquired Corporations to conduct their respective businesses in the manner in which such businesses are currently being conducted, except where the failure to hold such Governmental Authorizations has not had and would not reasonably be expected to have a Material Adverse Effect on Company. All such Governmental Authorizations are valid and in full force and effect. Each Acquired Corporation is, and at all times since March 31, 1999 has been, in substantial compliance with the terms and requirements of such Governmental Authorizations, except where the failure to be in compliance with the terms and requirements of such Governmental Authorizations has not had and would not reasonably be expected to have a Material Adverse Effect on Company. Since March 31, 1999, none of the Acquired Corporations has received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any material Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any material Governmental Authorization.

             (e) Section 2.6(e) of the Company Disclosure Schedule describes the terms of each grant, incentive or subsidy provided or made available to or for the benefit of any of the Acquired Corporations. Each of the Acquired Corporations is in full compliance with all of the terms and requirements of each grant, incentive and subsidy identified or required to be identified in
Section 2.6(f) of the Company Disclosure Schedule. Neither the execution, delivery or performance of this Agreement, nor the consummation of the Arrangement or any of the other transactions contemplated by this Agreement, will (with or without notice or lapse of time) give any Person the right to revoke, withdraw, suspend, cancel, terminate or modify, any grant, incentive or subsidy identified or required to be identified in Section 2.6(f) of the Company Disclosure Schedule.

         II.7 ONTARIO FILINGS; FINANCIAL STATEMENTS.

             (a) Company has made available to Parent (including through the SEDAR System of the Canadian securities administrators) a correct and complete copy of each Company Regulatory Report filed by Company since March 31, 1999, which are all the Company Regulatory Reports required to be filed by Company since March 31, 1999, and, prior to the Effective Time, Company will have furnished Parent with true and complete copies of any additional Company Regulatory Reports filed hereafter by Company prior to the Effective Time. Company has not filed any confidential material change report under any Canadian Securities Legislation or with any stock exchange or other self-regulatory authority which at the date hereof remains confidential. The Company Regulatory Reports (A) were prepared in accordance with the requirements of the Canadian Securities Legislation, the TSE and the OBCA, as the case may be, and (B) did not at the time they were filed (and if amended or superseded by a filing prior to the date of this Agreement then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of Company's Subsidiaries is required to file any reports or other documents with the OSC or the TSE.

             (b) Each set of consolidated financial statements (including, in each case, any related notes thereto) contained in Company Regulatory Reports and Company's audited consolidated financial statements as at and for the periods ended through March 31, 2000 and Company's unaudited consolidated balance sheet as at June 30, 2000 (the "UNAUDITED INTERIM BALANCE SHEET") (copies of which have been furnished to Parent) comply as to form in all material respects with the published rules and regulations of the OSC applicable thereto and were prepared in accordance with Canadian GAAP applied on a consistent basis throughout the periods involved and each fairly presents the consolidated financial position of the Acquired Corporations at the respective dates thereof and the consolidated results of its operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal adjustments which were not or are not expected to be material in amount.

             (c) Company is a "reporting issuer" or its equivalent for the purposes of the Canadian Securities Legislation in each province of Canada and is not in violation of any requirement under the Canadian Securities Legislation.

             (d) All existing accounts receivable of the Acquired Corporations (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since the date of the Unaudited Interim Balance Sheet and have not yet been collected) (a) represent valid obligations of customers of the Acquired Corporations arising from bona fide transactions entered into in the ordinary course of business, (b) are current and, to Company's Knowledge, will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $100,000 in the aggregate).
Section 2.7 of the Company Disclosure Schedule accurately identifies, and provides an accurate and complete breakdown of the revenues received from, each customer or other Person that accounted for (i) more than $500,000 of the consolidated gross revenues of the Acquired Corporations in the fiscal years of Company ended March 31, 2000 or 1999, or (ii) more than $500,000 of the Acquired Corporation's gross revenues in the three months ended June 30, 2000. Company has not received any notice or other communication (in writing or otherwise), and has not received any other information, indicating that any customer or other Person identified in Section
2.7 of the Company Disclosure Schedule may cease dealing with Company or may otherwise reduce the volume of business transacted by such Person with Company below historical levels.

         II.8 NO UNDISCLOSED LIABILITIES. None of the Acquired Corporations has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with Canadian GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Acquired Corporations taken as a whole, except (i) liabilities provided for in the Unaudited Interim Balance Sheet or (ii) normal and recurring current liabilities incurred since the date of the Unaudited Interim Balance Sheet in the ordinary course of business and consistent with past practices, none of which is material to the business, results of operations or financial condition of the Acquired Corporations, taken as a whole.

         II.9 ABSENCE OF CERTAIN CHANGES OR EVENTS. Except as set forth in
Section 2.9 of the Company Disclosure Schedule, since March 31, 2000:

             (a) there has not been any material adverse change in the business, condition, capitalization, assets, liabilities, operations, financial performance or prospects of the Acquired Corporations taken as a whole, and no event has occurred that would reasonably be expected to have a Material Adverse Effect on Company;

             (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance) that has had or would reasonably be expected to have a Material Adverse Effect on Company;

             (c) none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

             (d) none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of, (i) any capital stock or other security (except for Company Common Shares issued upon the valid exercise of outstanding Company Stock Options in accordance with the terms of the option agreement pursuant to which such Company Stock Options are outstanding), (ii) any Option, warrant or right to acquire any capital stock or any other security (except for Company Stock Options described in Section 2.3(a)(iv) of the Company Disclosure Schedule), or (iii) any instrument convertible into or exchangeable for any capital stock or other security;

             (e) Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of Company's stock option plans, (ii) any provision of any agreement evidencing any outstanding Company Stock Option, or (iii) any restricted stock purchase agreement;

             (f) there has been no amendment to the certificate of incorporation, bylaws or other charter or organizational documents of any of the Acquired Corporations, and none of the Acquired Corporations has effected or been a party to any merger, consolidation, amalgamation, share exchange, business combination, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

             (g) none of the Acquired Corporations has received any Acquisition Proposal other than the Acquisition Proposal set forth herein;

             (h) none of the Acquired Corporations has formed any Subsidiary or acquired any equity interest or other interest in any other Entity;

             (i) none of the Acquired Corporations has made any capital expenditure which, when added to all other capital expenditures made on behalf of the Acquired Corporations since March 31, 2000, exceeds $100,000 in the aggregate;

             (j) except in the ordinary course of business and consistent with past practices, none of the Acquired Corporations has (i) entered into or permitted any of the assets owned or used by it to become bound by any Material Contract (as defined in Section 2.20), or (ii) amended or terminated, or waived any material right or remedy under, any Material Contract;

             (k) none of the Acquired Corporations has (i) acquired, leased or licensed any material right or other material asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any material right or other material asset to any other Person, or (iii) waived or relinquished any right, except for rights or other assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with past practices;

             (l) none of the Acquired Corporations has written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

             (m) none of the Acquired Corporations has made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with past practices;

             (n) none of the Acquired Corporations has (i) lent money to any Person, or (ii) incurred or guaranteed any indebtedness for borrowed money in excess of $25,000;

             (o) none of the Acquired Corporations has (i) established or adopted any Plan (as defined in Section 2.11), (ii) caused or permitted any Plan to be amended in any material respect, or (iii) paid any bonus or made any profit-sharing or similar payment to (other than in the ordinary course of business and consistent with past practice), or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

             (p) no event has occurred, and no circumstance or condition exists, that has resulted in or that could reasonably be expected to result in the impairment of the capitalized software asset reflected in Company's books and records;

             (q) none of the Acquired Corporations has made any material Tax election;

             (r) none of the Acquired Corporations has commenced or settled any Legal Proceeding;

             (s) none of the Acquired Corporations has entered into any material transaction or taken any other material action that has had, or would reasonably be expected to have, a Material Adverse Effect on Company;

             (t) none of the Acquired Corporations has entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with past practices; and

             (u) none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses "(c)" through "(u)" above.

         II.10 LEGAL PROCEEDINGS; ORDERS.

             (a) Except as set out in Section 2.10 of the Company Disclosure Schedule, there is no pending Legal Proceeding, and to Company's Knowledge no Person has threatened to commence any Legal Proceeding: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations; or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Arrangement or any of the other transactions contemplated by this Agreement. To Company's Knowledge, no event has occurred, and no claim, dispute or other condition or circumstance exists, that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

             (b) There is no material order, writ, injunction, judgment or decree to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject. To Company's Knowledge, no officer or key employee of any of the Acquired Corporations is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the business of any of the Acquired Corporations.

         II.11 EMPLOYEE BENEFIT PLANS.

             (a) All employee compensation, incentive, fringe or benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document and including, without limitation, all International Employee Plans (as defined in subsection (f) below) and all "employee benefit plans" within the meaning of Section 3(3) of the UNITED STATES EMPLOYEE RETIREMENT INCOME SECURITY ACT of 1974, as amended ("ERISA"), regardless of whether ERISA is applicable thereto), covering any active, former employee, director or consultant of Company (an "EMPLOYEE", which shall for this purpose mean an Employee of Company or any Affiliate (as defined below)), any Subsidiary of Company or any trade or business (whether or not incorporated) which is a member of a controlled group or which is under common control with Company within the meaning of Section 414 of the United States Code (an "AFFILIATE"), or with respect to which Company has liability, are listed in Section 2.11(a)(i) of the Company Disclosure Schedule (the "PLANS"). Except for documents listed in
Section 2.11(a)(ii) of the Company Disclosure Schedule, Company has provided to
Parent: (i) correct and complete copies of all documents embodying each Plan and each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit, or other agreement, contract or understanding between Company or any Affiliate and any Employee ("EMPLOYEE AGREEMENT"), including (without limitation) all amendments to each such Plan and/or Employment Agreement, and all material written agreements and contracts relating to each such Plan; (ii) the most recent summary plan description together with the summary(ies) of material modifications thereto, if any, with respect to each Plan; (iii) all Internal Revenue Service (the "IRS") determination, opinion, notification and/or advisory letters; (iv) all correspondence to or from any Governmental Entity relating to any Plan; (v) if the Plan is funded, the most recent annual and periodic accounting of Plan assets; (vi) all material written agreements and contracts relating to each Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts, and trust agreements; (vii) all material communications to Employees relating to any Plan and any proposed Plan, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules, or other events which would result in any material liability to Company or any Affiliate; (viii) all policies pertaining to fiduciary liability insurance covering the fiduciaries for each Plan; (ix) all registration statements, annual reports (Form 11-K and all attachments thereto) and prospectuses prepared in connection with any Plan;
(x) current financial information with respect to each Plan that is a pension plan (including copies of cost certificates, actuarial valuation reports, investment reports disclosing Plan assets and annual information returns); and
(xi) with respect to each Plan that is a pension plan, (A) actuarial assumptions or employee data, since the most recent actuarial reports which could have a significant financial impact on the Plan's funded status, and (B) surplus entitlement or contribution holiday opinion letters received with respect to each such Plan and any correspondence relating thereto with pension regulatory authorities.

             (b) Company has performed in all material respects all obligations required to be performed by it under, is not in default or violation of and, to Company's Knowledge, there has been no default or violation by any other party to each Plan, and each Plan has been maintained and administered in all material respects in compliance with its terms and with the requirements prescribed by any and all statutes, orders, rules and regulations which are applicable to each such Plan. No suit, action or other litigation (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought, or to Company's Knowledge is threatened, against or with respect to any such Plan. There are no audits, inquiries or proceedings pending or, to Company's Knowledge, threatened by any Governmental Entity with respect to any Plan. All contributions, reserves or premium payments required to be made or accrued as of the date hereof to any Plan has been timely made or accrued. Except as disclosed in Section 2.11(b) of the Company Disclosure Schedule, Company does not have any plan or commitment to establish any new Plan, to modify any Plan (except to the extent required by law or to conform any such Plan to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any new Plan. Each Plan (other than any stock option plan) can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, Company or any of its Affiliates (other than ordinary administration expenses and expenses for benefits accrued but not yet paid). No unfunded liabilities or solvency deficiencies exist for any Plan. With respect to any Plan that is a pension plan, no material changes have occurred which would affect the actuarial valuation reports, and with respect to all Plans, no material changes have occurred which would affect the financial statements provided to Parent. Each Employee Plan that is required or intended to be qualified under applicable law or registered or approved by a Governmental Entity has been timely qualified, registered or approved, and, to Company's Knowledge, nothing has occurred since the date of the last qualification, registration or approval to adversely affect, or cause, the appropriate Governmental Entity to revoke such qualification, registration or approval.

             (c) Neither Company nor any of its Affiliates has at any time ever maintained, established, sponsored, participated in, or contributed to any plan subject to Title IV of ERISA or Section 412 of the United States Code and at no time has Company or any of its Affiliates contributed to or been requested to contribute to any "multiemployer plan," as such term is defined in ERISA or any similar provision of Canadian law or to any plan described in Section 413(c) of the United States Code or any similar provision of federal or provincial Canadian law. Neither Company nor any of its Affiliates, nor any officer or director of Company or any of its Affiliates is subject to any liability or penalty under Section 4975 through 4980B of the United States Code or Title I of ERISA or any similar provision of federal or provincial Canadian law. No "prohibited transaction," within the meaning of Section 4975 of the United States Code or Sections 406 and 407 of ERISA or any similar provision of federal or provincial Canadian law, and not otherwise exempt under Section 4975 of the United States Code, and Section 408 of ERISA or any similar provision of federal or provincial Canadian law, has occurred with respect to any Plan which could subject Company or its Affiliates to material liabilities.

             (d) Neither Company nor any of its affiliates has, prior to the Effective Time and in any material respect, violated any of the health continuation requirements of COBRA, the requirements of the FAMILY MEDICAL LEAVE ACT OF 1993, as amended, the requirements of the WOMEN'S HEALTH AND CANCER RIGHTS ACT, as amended, the requirements of the NEWBORNS' AND MOTHERS' HEALTH PROTECTION ACT OF 1996, as amended, the requirements of the HEALTH INSURANCE PORTABILITY AND ACCOUNTABILITY ACT OF 1996, as amended, or any similar provisions of state law or federal or provincial Canadian law applicable to Employees of Company or any of its Affiliates. None of the Plans promises or provides retiree medical benefits to any Person except as required by applicable law, and neither Company nor any of its affiliates has represented, promised or contracted (whether in oral or written form) to provide such retiree benefits to any Employee or dependent thereof, except to the extent required by statute. To the extent that Company or any of its affiliates provides retiree benefits, or has other post-employment obligations, they are disclosed in Section 2.11(d) of the Company Disclosure Schedule. No unfunded obligations to provide retiree benefits or other post-employment obligation exists except as disclosed in
Section 2.11(d) of the Company Disclosure Schedule.

             (e) Except as disclosed in Section 2.11(e) of the Company Disclosure Schedule, neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Plan, Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Employee.

             (f) Each International Employee Plan (as defined below) has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such International Employee Plan. Furthermore, no International Employee Plan has unfunded liabilities that, as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent Company or Parent from terminating or amending any International Employee Plan at any time for any reason without liability to Company, Parent or any of their respective Affiliates. For purposes of this Section, "INTERNATIONAL EMPLOYEE PLAN" shall mean each Plan that has been adopted or maintained by Company or any of its Affiliates, whether informally or formally, or with respect to which Company or any Affiliate will or may have any liability, for the benefit of Employees outside the United States.

         II.12 LABOR MATTERS.

             (a) Except as disclosed in Section 2.12(a) of the Company Disclosure Schedule, there are no material controversies, complaints, claims, labor disputes or grievances pending or, to Company's Knowledge, threatened, between any of the Acquired Corporations and any of their respective current or former employees directors or consultants (collectively, "EMPLOYEES"); (ii) as of the date of this Agreement, none of the Acquired Corporations is a party to any collective bargaining agreement or other labor union contract or employee association applicable to Persons employed by Company or its Subsidiaries nor does Company or its Subsidiaries know of any activities or proceedings of any labor union to organize any such employees; and
(iii) as of the date of this Agreement, to Company's Knowledge, there are no strikes, slowdowns, work stoppages or lockouts, or threats thereof, by or with respect to any Employees of any of the Acquired Corporations.

             (b) Except as disclosed in Section 2.12(b) of the Company Disclosure Schedule, each of the Acquired Corporations: (i) is in material compliance with all applicable foreign, federal, provincial, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Employees, (ii) has withheld and reported all amounts required by law or by agreement to be withheld and reported with respect to wages, salaries and other payments to Employees, (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing, and (iv) is not liable for any payment to any trust or other fund governed by or maintained by or on behalf of any governmental authority, with respect to employment or unemployment compensation benefits, pension plans, health tax, workplace safety and insurance, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending or, to Company's Knowledge, threatened, or reasonably anticipated claims or actions against Company under any worker's compensation policy, workplace safety and insurance or long-term disability policy, occupational health and safety statutes, human rights codes or other employment-related legislation.

             (c) To Company's Knowledge, no shareholder, officer, employee or consultant of any of the Acquired Corporations is obligated under any contract or agreement or subject to any judgment, decree or order of any court or administrative agency that would interfere with such Person's efforts to promote the interests of the Acquired Corporations or that would interfere with Company's and its Subsidiaries' business. Neither the execution nor delivery of this Agreement, nor the carrying on of Company's business as presently conducted or proposed to be conducted nor any activity of such officers, directors, employees or consultants in connection with the carrying on of Company's business as presently conducted or currently proposed to be conducted, will to Company's Knowledge conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract or agreement under which any of such officers, directors, employees or consultants is now bound.

             (d) Section 2.12(d) of the Company Disclosure Schedule identifies each employee of any of the Acquired Corporations who is not fully available to perform work because of disability or other leave and sets forth the basis of such disability or leave and the anticipated date of such employee's return to full service.

         II.13 CIRCULAR DISCLOSURE. None of the information supplied or to be supplied by Company for inclusion or incorporation by reference in the Circular will, at the date mailed to the shareholders of Company, at the time of the shareholders meeting of Company (the "COMPANY SHAREHOLDERS MEETING") in connection with the transactions contemplated hereby and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, or contain any misrepresentations (as such term is defined the SECURITIES ACT (Ontario) as of each such date or time. The Circular will comply as to form in all material respects with the requirements of the OBCA, the Interim Order, the Canadian Securities Legislation and the TSE.

         II.14 RESTRICTIONS ON BUSINESS ACTIVITIES. There is no agreement, commitment, judgment, injunction, order or decree binding upon Company or its Subsidiaries or to which any of the Acquired Corporations is a party which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of any of the Acquired Corporations, any acquisition of property by any of the Acquired Corporations or the conduct of business by any of the Acquired Corporations as currently conducted.

         II.15 TITLE TO PROPERTY. The Acquired Corporations own, and have good, valid and marketable title to, all assets purported to be owned by them, including: (i) all assets reflected on the Unaudited Interim Balance Sheet (except for inventory sold or otherwise disposed of in the ordinary course of business since the date of the Unaudited Interim Balance Sheet); and (ii) all other assets reflected in the books and records of the Acquired Corporations as being owned by the Acquired Corporations. All of said assets are owned by the Acquired Corporations free and clear of any Encumbrances, except for (1) any lien for current taxes not yet due and payable, (2) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of any of the Acquired Corporations, and (3) liens described in Section 2.15 of the Company Disclosure Schedule. All leases pursuant to which any of the Acquired Corporations lease from others material real or Personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default of any of the Acquired Corporations or, to Company's Knowledge, any other party (or any event which with notice or lapse of time, or both, would constitute a material default and in respect of which Company or Subsidiary has not taken adequate steps to prevent such default from occurring). All the plants, structures and equipment of the Acquired Corporations, except such as may be under construction, are in good operating condition and repair, in all material respects.

         II.16 TAXES.

             (a) Except as disclosed in Section 2.16(a) of the Company Disclosure Schedule, each of the Acquired Corporations has timely filed all Returns relating to Taxes required to be filed by the Acquired Corporations with any Tax authority, except such Returns which are not material to Company, and such Returns are true and correct and have been completed in accordance with applicable law.

             (b) Company, and each of its Subsidiaries, as of the Effective
Time: (A) will have paid within the time required by law, or accrued all Taxes it is required to pay or accrue and (B) will have withheld from each payment made to its past or present employees, officers, directors and independent contractors, creditors, shareholders or other third parties all Taxes and other material deductions required to be withheld and have, within the time required by law, paid such withheld amounts to the proper Governmental Entities.

             (c) None of the Acquired Corporations has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against any of the Acquired Corporations, nor has any of the Acquired Corporations executed any waiver of any statute of limitations on or extensions of the period for the assessment or collection of any Tax. There are no matters relating to Taxes under discussion between any Governmental Entity and Company or any Subsidiary.

             (d) No audit or other examination of any Return of any of the Acquired Corporations is currently in progress, nor has any of the Acquired Corporations been notified of any request for such an audit or other examination, nor is any taxing authority asserting, or to Company's Knowledge, threatening to assert against any of the Acquired Corporations any claim for Taxes.

             (e) There are (and as of immediately following the Closing there will be) no Encumbrances of any sort on the assets of any of the Acquired Corporations relating to or attributable to Taxes except for Liens for Taxes not yet due and payable.

             (f) The Acquired Corporations are not a party to a tax sharing or allocation agreement and are not liable for the Taxes of any other Person, whether as a transferee or successor or by contract or otherwise, nor does Company or its Subsidiaries owe any amount under any such agreement.

             (g) The Acquired Corporations= tax basis in its assets for purposes of determining its future amortization, depreciation and amortization, other federal, provincial or state income tax deductions and its loss carry forwards are accurately reflected on Company=s and its Subsidiaries tax books and records and Tax Returns.

             (h) No adjustment relating to any Returns filed by Company or any of the Subsidiaries has been proposed in writing, formally or informally, by any Tax authority to Company or any of the Subsidiaries or any Representative thereof.

             (i) Neither Company nor any of the Subsidiaries has any liability for any unpaid Taxes which has not been accrued for or reserved on Company balance sheet dated March 31, 2000 in accordance with Canadian GAAP, whether asserted or unasserted, contingent or otherwise, other than any liability for unpaid Taxes that may have accrued since March 31, 2000 in connection with the operation of the business of Company and the Subsidiaries in the ordinary course.

             (j) None of the Acquired Corporations is party to or has any obligation under any tax-sharing, tax indemnity or tax allocation agreement or arrangement.

             (k) No circumstances exist which would make Company or any Subsidiary subject to the application of any of Sections 79 to 80.04 of the INCOME TAX ACT (Canada) in a manner that would result in a material liability to Company. Neither Company nor any of the Subsidiaries have acquired property or services from or disposed of property or provided services to, a Person with whom it does not deal at arm's length (within the meaning of the INCOME TAX ACT (Canada)) for an amount that is other than the fair market value of such property or services, or has been deemed to have done so for purposes of the INCOME TAX ACT (Canada).

             (l) Company has not deducted any amounts in computing its income in a taxation year which may be included in a subsequent taxation year under
Section 78 of the INCOME TAX ACT (Canada).

         II.17    ENVIRONMENTAL MATTERS.

             (a) HAZARDOUS MATERIAL. Except as disclosed in Section 2.17(a) of the Company Disclosure Schedule No underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, provincial, regional, state, municipal, or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances or contaminants pursuant to Environmental Laws, or defined as a hazardous waste pursuant to the UNITED STATES RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding office and janitorial supplies (a "HAZARDOUS MATERIAL") are present, as a result of the actions of any of the Acquired Corporations or any affiliate of Company, or, to Company's Knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that any of the Acquired Corporations has at any time owned, operated, occupied or leased.

             (b) HAZARDOUS MATERIALS ACTIVITIES. None of the Acquired Corporations has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date. None of the Acquired Corporations has disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

             (c) PERMITS. The Acquired Corporations currently hold all environmental approvals, permits, licenses, clearances and consents (the "COMPANY ENVIRONMENTAL PERMITS") necessary for the conduct of the Acquired Corporations' Hazardous Material Activities and other businesses of the Acquired Corporations as such activities and businesses are currently being conducted.

             (d) ENVIRONMENTAL LIABILITIES. No action, proceeding, revocation proceeding, amendment procedure, writ or injunction is pending, and to Company's knowledge, no action, proceeding, revocation proceeding, amendment procedure, writ or injunction has been threatened by any Governmental Entity against any of the Acquired Corporations in a writing delivered to any of the Acquired Corporations concerning any Company Environmental Permit, Hazardous Material or any Hazardous Materials Activity of any of the Acquired Corporations. Company is not aware of any fact or circumstance which could involve any of the Acquired Corporations in any environmental litigation or impose upon Company any material environmental liability.

             (e) COMPLIANCE WITH ENVIRONMENTAL LAWS. Company, the operation of its business, the property and assets owned, leased or used by Company and the use, maintenance and operation thereof have been and are in compliance with all Environmental Laws. Company has complied in all material respects with all reporting and monitoring requirements under all Environmental Laws. Company has not received any notice of any non-compliance with any Environmental Laws, and Company has never been convicted of an offense for non-compliance with any Environmental Laws or been fined or otherwise sentenced or settled such prosecution short of conviction.

                  (f) DEFINITION OF ENVIRONMENTAL LAWS. As used herein, "ENVIRONMENTAL LAWS" shall mean all applicable statutes, regulations, ordinances, by-laws, guidelines, orders, and codes and all international treaties and agreements, now or hereafter in existence in Canada (whether federal, provincial or municipal) and, to the extent applicable to the conduct of Company's business in the United States (whether federal, state or local) or any other jurisdiction in which Company carries on business relating to the protection and preservation of the environment, occupational health and safety, product safety or product liability including, without limitation, the ENVIRONMENTAL PROTECTION ACT (Ontario), as amended; the COMPREHENSIVE ENVIRONMENTAL RESPONSE, COMPENSATION AND LIABILITY ACT OF 1980, as amended; THE RESOURCE CONSERVATION AND RECOVERY ACT OF 1976, as amended; THE FEDERAL WATER POLLUTION CONTROL ACT, as amended; the CLEAN AIR ACT, as amended; the ENVIRONMENTAL PROTECTION ACT (Canada), as amended; and the regulations promulgated pursuant to such laws.

         II.18 BROKERS. Except for Sprott Securities Limited and Crosbie & Company Inc., no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Arrangement or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of any of the Acquired Corporations. The total of all fees, commissions and other amounts that have been paid by Company to Sprott Securities Limited and Crosbie & Company Inc. and all fees, commissions and other amounts that may become payable to Sprott Securities Limited and Crosbie & Company Inc. by Company if the Arrangement is consummated will not exceed $200,000. Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid to may become payable and all indemnification and other agreements related to the engagement of Sprott Securities Limited and Crosbie & Company Inc.

         II.19    INTELLECTUAL PROPERTY

             (a) For the purposes of this Agreement, the following terms have the following definitions:

                (i) "COMMERCIAL SOFTWARE RIGHTS" shall mean packaged commercially available software programs available to the public through retail dealers in computer software which have been licensed to Company pursuant to an end-user license and which are used in the business of Company but are in no way a component of Company's products and related Company Intellectual Property.

                (ii) "COMPANY INTELLECTUAL PROPERTY" shall mean any Technology and Intellectual Property Rights including Company Registered Intellectual Property Rights that are owned (in whole or in part) by or exclusively licensed to Company.

                (iii) "INTELLECTUAL PROPERTY RIGHTS" shall mean any or all of the following and all rights in, arising out of, or associated therewith: (A) all United States and foreign patents and utility models and applications therefor and all reissues, divisions, re-examinations, renewals, extensions, provisionals, continuations and continuations-in-part thereof and equivalent or similar rights anywhere in the world in inventions and discoveries including without limitation invention disclosures ("PATENTS"); (B) all trade secrets and other rights in know-how and confidential or proprietary information; (C) all copyrights, copyrights registrations and applications therefor and all other rights corresponding thereto throughout the world ("COPYRIGHTS"); (D) all maskworks, maskwork registrations and applications therefor, and any equivalent or similar rights in semiconductor masks, layouts, architectures or topology ("MASKWORKS"); (E) all industrial designs and any registrations and applications therefor throughout the world; (F) all World Wide Web addresses, domain names and sites and applications and registrations therefor; (G) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor and all goodwill associated therewith throughout the world ("TRADEMARKS"); and (H) any similar, corresponding or equivalent rights to any of the foregoing anywhere in the world.

                (iv) "REGISTERED INTELLECTUAL PROPERTY RIGHTS" shall mean all United States, international and foreign: (A) Patents, including applications therefor; (B) registered Trademarks, applications to register Trademarks, including intent-to-use applications, or other registrations or applications related to Trademarks and World Wide Web domain name registrations; (C) Copyrights registrations and applications to register Copyrights; (D) Maskwork registrations and applications to register Maskworks; and (E) any other Technology that is the subject of an application, certificate, filing, registration or other document issued by, filed with, or recorded by, any state, provincial, government or other public or private legal authority at any time.

                (v) "TECHNOLOGY" shall mean any or all of the following: (A) works of authorship including, without limitation, computer programs, source code and executable code, whether embodied in software, firmware or otherwise, documentation, designs, files, net lists, records, data and maskworks; (B) inventions (whether or not patentable), improvements and technology; (C) proprietary and confidential information, including technical data and customer and supplier lists, trade secrets and know how; (D) databases, data compilations and collections and technical data; (E) logos, trade names, trade dress, trademarks and service marks; (F) World Wide Web addresses, domain names and sites; (G) tools, methods and processes; and (H) all instantiations of the foregoing in any form and embodied in any media.

                (vi) "COMPANY" means the Acquired Corporations;

             (b) Section 2.19(b) of the Company Disclosure Schedule lists all Registered Intellectual Property Rights owned by, filed in the name of, or applied for, by Company (the "COMPANY REGISTERED INTELLECTUAL PROPERTY RIGHTS") (and identifies which of the Acquired Corporations the Company Registered Intellectual Property Rights are held by) and lists any proceedings or actions before any court, tribunal (including the United States Patent and Trademark Office (the "PTO") or equivalent authority anywhere in the world) related to any of Company Registered Intellectual Property Rights or Company Intellectual Property.

             (c) Each item of Company Registered Intellectual Property Rights is valid and subsisting, and all necessary registration, maintenance and renewal fees in connection with such Company Registered Intellectual Property Rights have been paid and all necessary documents and certificates in connection with such Company Registered Intellectual Property Rights have been filed with the relevant patent, copyright, trademark or other authorities in the United States, Canada, or foreign jurisdictions, as the case may be, for the purposes of maintaining such Registered Intellectual Property Rights. Except as set forth on Section 2.19(c)(i) of the Company Disclosure Schedule, there are no actions that must be taken by Company within one hundred twenty (120) days of the Closing Date, including the payment of any registration, maintenance or renewal fees or the filing of any responses to PTO office actions, documents, applications or certificates for the purposes of obtaining, maintaining, perfecting or preserving or renewing any Registered Intellectual Property Rights. In each case in which Company has acquired any Technology or Intellectual Property Right from any Person, Company has obtained a valid and enforceable assignment sufficient to irrevocably transfer all rights in such Technology and the associated Intellectual Property Rights (including the right to seek past and future damages with respect thereto) to Company. In accordance with, applicable laws and regulations, Company has recorded each such assignment of a Registered Intellectual Property Right assigned to Company with the relevant
Governmental Entity, including the PTO, the U.S. Copyright Office, or their respective equivalents in Canada or in any relevant foreign jurisdiction, as the case may be. Except as set forth on Section 2.19(c)(ii) of the Company Disclosure Schedule, Company has not claimed a particular status, including "Small Business Status," in the application for any Intellectual Property Rights, which claim of status was not at the time made, or which has since become, inaccurate or false or that will no longer be true and accurate as a result of the Closing. Company has good, valid and marketable title to all Company Intellectual Property.

             (d) To Company's Knowledge, other than the Lemelson Patents, there are no facts or circumstances that would render any Company Intellectual Property invalid or unenforceable. Without limiting the foregoing, Company knows of no information, materials, facts or circumstances, including any information or fact that would constitute prior art, that would render any of Company Registered Intellectual Property Rights invalid or unenforceable, or would adversely affect any pending application for any Company Registered Intellectual Property Right and Company has not misrepresented, or failed to disclose, and, to Company's Knowledge, there has been no misrepresentation or failure to disclose, any fact or circumstances in any application for any Company Registered Intellectual Property Right that would constitute fraud or a misrepresentation with respect to such application or that would otherwise affect the validity or enforceability of any Company Registered Intellectual Property Right.

             (e) Each item of Company Intellectual Property is free and clear of any Liens except for non-exclusive licenses granted to end-user customers in the ordinary course of business. Company is the exclusive owner or exclusive licensee of all Company Intellectual Property. Without limiting the foregoing: (i) Company is the exclusive owner of all registered Trademarks used in connection with the operation or conduct of the business of Company, including the sale, licensing, distribution or provision of any products or services by Company and (ii) Company owns exclusively, and has good title to, all Intellectual Property Rights which are Copyrights that are products of Company or which Company otherwise purports to own. To the extent that any registered Patents would be infringed by any of Company's products, Company is the exclusive owner of such Patents.

             (f) All Company Intellectual Property will be fully transferable, alienable or licensable by Parent Group without restriction and without payment of any kind to any third party.

             (g) To the extent that any Company Technology has been developed or created by a third party for Company, Company has a written agreement with such third party with respect thereto and Company thereby either (i) has obtained ownership of, and is the exclusive owner of, or (ii) has obtained a license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted) to all such third party's Intellectual
Property Rights in such Technology by operation of law or by valid assignment, to the extent necessary to ensure that all such rights have been granted to the Company thereunder. To the extent that any Intellectual
Property has been developed or created independently or jointly by a third party for Company or is incorporated into any of Company Intellectual
Property or any of Company Products, Company has a written agreement with such third party with respect thereto and Company thereby either (i) has obtained ownership of, and is the exclusive owner of all such third party's Intellectual Property (including the right to seek past and future damages, profits or reasonable compensation with respect to such Intellectual
Property) in such work, material or invention by operation of law or by valid assignment, to the extent necessary to ensure that all such rights have been granted to the Company thereunder or (ii) has obtained a perpetual, non-terminable license (sufficient for the conduct of its business as currently conducted and as proposed to be conducted). Any such third party waived its moral rights in any such Intellectual Property which has been conveyed by such third party to Company.

             (h) Except for "shrink-wrap" or similar Commercial Software Rights, all Technology used in or necessary to the conduct of Company's business as presently conducted or currently contemplated to be conducted by Company was written and created solely by either (i) employees of Company acting within the scope of their employment or (ii) by third parties who have validly and irrevocably assigned all of their rights, including Intellectual Property Rights therein, to Company, and no third party owns or has any rights to any of Company Intellectual Property (other than licensees of Company's products in the ordinary and usual course of business).

             (i) All employees of Company have entered into a valid and binding written agreement with Company sufficient to vest title in Company of all Technology, including all accompanying Intellectual Property Rights, created by such employee in the scope of his or her employment with Company.

             (j) The Acquired Corporations have taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Acquired Corporation Proprietary Assets (except Acquired Corporation Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, except as set forth in Section 2.19(j) of the Company Disclosure Schedule, (i) all current and former employees of the Acquired Corporations who are or were involved in, or who have contributed to, the creation or development of any material Acquired Corporation Proprietary Asset have executed and delivered to the Acquired Corporations an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered by Company to Parent, and (ii) all current and former consultants and independent contractors to the Acquired Corporations who are or were involved in, or who have contributed to, the creation or development of any material Acquired Corporation Proprietary Asset have executed and delivered to Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to Parent. No current or former employee, officer, director, shareholder, consultant or independent contractor has any right, claim or interest in or with respect to any Acquired Corporation Proprietary Asset.

             (k) No Person who has licensed Technology or Intellectual Property Rights to Company has ownership rights or license rights to improvements made by Company in such Technology or Intellectual Property Rights.

             (l) Company has not transferred ownership of, or granted any exclusive license of or right to use, or authorized the retention of any exclusive rights to use or joint ownership of, any Technology or Intellectual Property Right that is or was Company Intellectual Property, to any other

Person. To Company's Knowledge, none of Company's rights in material Company Intellectual Property has lapsed or entered the public domain. Except as set forth in Section 2.19(l) of the Company Disclosure Schedule, none of the Acquired Corporations has developed jointly with any other Person any Acquired Corporation Proprietary Asset that is material to the business of the Acquired Corporations with respect to which such other Person has any rights. Except as set forth in Section 2.9(a)(v) of the Company Disclosure Schedule, there is no Acquired Corporation Contract (with the exception of end user license agreements in the form previously delivered by Company to Parent) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Acquired Corporation Proprietary Asset.

             (m) Other than Commercial Software Rights and outbound "shrink-wrap" licenses in the form set forth on Section 2.19(m) of the Company Disclosure Schedule, the contracts, licenses and agreements listed on
Section 2.19(m) of the Company Disclosure Schedule list all contracts, licenses and agreements to which Company is a party with respect to any Technology or Intellectual Property Rights. Company is not in breach of nor has Company failed to perform under, any of the foregoing contracts, licenses or agreements and, to Company's Knowledge, no other party to any such contract, license or agreement is in breach thereof or has failed to perform thereunder.

             (n) Section 2.19(n) of the Company Disclosure Schedule lists all contracts, licenses and agreements between Company and any other Person wherein or whereby Company has agreed to, or assumed, any obligation or duty to warrant, indemnify, reimburse, hold harmless, guaranty or otherwise assume or incur any obligation or liability or provide a right of rescission with respect to the infringement or misappropriation by Company or such other Person of the Intellectual Property Rights of any Person other than Company.

             (o) There are no contracts, licenses or agreements between Company and any other Person with respect to Company Intellectual Property regarding which there is, to Company's Knowledge, any dispute regarding the scope of such agreement, or performance under such agreement, including with respect to any payments to be made or received by Company thereunder.

             (p) The operation of the business of Company as it currently is conducted, including but not limited to the design, development, use, import, branding, advertising, promotion, marketing, manufacture and sale of the products, technology or services (including products, technology or services currently under development) of Company does not, to Company's Knowledge, infringe or misappropriate any Intellectual Property Right of any Person, other than the Lemelson Patents, violate any right of any Person (including any right to privacy or publicity) or constitute unfair competition or trade practices under the laws of Canada, the United States, or any jurisdiction in which Company conducts business, and Company has not received notice from any Person claiming that such operation or any act, product, technology or service (including products, technology or services currently under development) of Company infringes or misappropriates any Intellectual Property Right of any Person or constitutes unfair competition or trade practices under the laws of any jurisdiction (nor, to Company's Knowledge, is there any basis therefor).

             (q) To Company's Knowledge, no Person is infringing or misappropriating any Company Intellectual Property Right. To Company's Knowledge, no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Acquired Corporation Proprietary Asset.

             (r) To Company's Knowledge, no Company Intellectual Property or service of Company is subject to any proceeding or outstanding decree, order, judgment or settlement agreement or stipulation that restricts in any manner the use, transfer or licensing thereof by Company or may affect the validity, use or enforceability of such Company Intellectual Property.

             (s) No (i) product, technology, service or publication of Company, (ii) material published or distributed by Company or (iii) conduct or statement of Company constitutes obscene material, a defamatory statement or material, false advertising or otherwise violates in any material respect any law or regulation.

             (t) Company Intellectual Property constitutes all the Technology and Intellectual Property Rights used in and/or necessary to the conduct of the business of Company as it currently is conducted, and, as it is currently planned or contemplated to be conducted by Company, including, without limitation, the design, development, manufacture, use, import and sale of products, technology and performance of services (including products, technology or services currently under development).

             (u) Neither this Agreement nor the transactions contemplated by this Agreement of any contracts or agreements to which Company is a party, will result in (i) Company's granting to any third party any right to or with respect to any Technology or Intellectual Property Right owned by, or licensed to, either of them, (ii) Company's being bound by, or subject to, any non-compete or other restriction on the operation or scope of their respective businesses or (iii) Company's being obligated to pay any royalties or other amounts to any third party in excess of those payable by Company, respectively, prior to the Closing.

             (v) Company has not breached or violated in any material respect the terms of its license, sublicense, or other agreement relating to any Commercial Software Rights, and Company has a valid right to use such Commercial Software Rights under such licenses and agreements. Company is not and will not be as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any license, sublicense, or agreement relating to the Commercial Software Rights. No claims with respect to Commercial Software Rights have been asserted or, to Company's Knowledge, are threatened by any Person against Company in connection with any Commercial Software Right. There is no material unauthorized use, infringement, or misappropriation of any Commercial Software Right by Company or, to Company's Knowledge, any employee or former employee of Company. To Company's Knowledge, no Commercial Software Right is subject to any outstanding order, judgment, decree, stipulation, or agreement restricting in any matter the use thereof by Company.

             (w) Section 2.19(w) of the Company Disclosure Schedule lists all material contracts, licenses and agreements to which Company is a party: (i) with respect to Company Intellectual Property licensed or transferred to any third party (other than end-user licenses in the ordinary course which are substantially identical to Company's standard form of license agreement attached under Section 2.19(w) of the Company Disclosure Schedule or (ii) pursuant to which a third party has licensed or transferred any material Intellectual Property to Company. Any such end-user licenses granted in the ordinary course noted above have been only in respect of object code versions of the software comprised in the Intellectual Property, and no third party has rights in or to any source code comprised in the Intellectual Property.

             (x) All contracts, licenses and agreements relating to either
(i) Company Intellectual Property or (ii) Intellectual Property of a third party licensed to Company are in full force and effect. The consummation of the transactions contemplated by this Agreement will neither violate nor result in the breach, modification, cancellation, termination or suspension of such contracts, licenses and agreements. Company is in material compliance with, and has not materially breached any term of any such contracts, licenses and agreements and, to Company's Knowledge, all other parties to such contracts, licenses and agreements are in compliance with, and have not materially breached any term of, such contracts, licenses and agreements. Following the Closing Date, Company will be permitted to exercise all of its rights under such contracts, licenses and agreements to the same extent Company would have been able to have the transactions contemplated by this Agreement not occurred and without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which Company would otherwise be required to pay. Neither this Agreement nor the transactions contemplated by this Agreement will to Company's Knowledge, result in (i) Parent's granting to any third party any right to or with respect to any material Intellectual Property right owned by, or licensed to, it, (ii) Parent's being bound by, or subject to, any non-compete or other material restriction on the operation or scope of its business, or (iii) Parent's being obligated to pay any royalties or other material amounts to any third party in excess of those payable by Parent prior to the Closing.

             (y) Company is not obligated to pay any royalties or other compensation to any Person in respect of its ownership, use or license of any of Company Intellectual Property.

             (z) The Acquired Corporation Proprietary Assets constitute all the Proprietary Assets necessary to enable the Acquired Corporations to conduct their business in the manner in which such business has been and is being conducted. None of the Acquired Corporations has (i) licensed any of the material Acquired Corporation Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Acquired Corporation Proprietary Assets or to transact business in any market or geographical area or with any Person.

             (aa) Except as set forth in Section 2.19(aa) of the Company Disclosure Schedule, none of the Acquired Corporations has disclosed or delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of any Acquired Corporation Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the disclosure or delivery to any Person of any Acquired Corporation Source Code. Section 2.19(aa) of the Company Disclosure
Schedule identifies each Contract pursuant to which Company has deposited or is required to deposit with an escrowholder or any other Person any Acquired Corporation Source Code, and further describes whether the execution of this Agreement or the consummation of any of the transactions contemplated hereby could reasonably be expected to result in the release or disclosure of any Acquired Corporation Source Code.

             (bb) To Company's Knowledge, except as set forth in Section 2.19(bb) of the Company Disclosure Schedule, each computer, computer program and other item of software (whether installed on a computer or on any other piece of equipment, including firmware) that is owned, licensed or used by any of the Acquired Corporations for their internal business operations is Year 2000 Compliant. Except as set forth in Section 2.19(bb) of the Company Disclosure Schedule, each computer program and other item of software that has been designed, developed, sold, licensed or otherwise made available to any Person by any of the Acquired Corporations is Year 2000 Compliant. Except as set forth in Section 2.19(bb) of the Company Disclosure Schedule, each of the Acquired Corporations has conducted sufficient Year 2000 compliance testing for each computer, computer program and item of software referred to in the preceding two sentences to be able to determine whether such computer, computer program and item of software is Year 2000 Compliant, and has obtained warranties or other written assurances from each of its suppliers to the effect that the products and services provided by such suppliers to the Acquired Corporations is Year 2000 Compliant. As used in this Section 2.19, "Year 2000 Compliant" means, with respect to a computer, computer program or other item of software (i) the functions, calculations, and other computing processes of the computer, program or software (collectively, "PROCESSES") perform in a consistent and correct manner without interruption regardless of the date on which the Processes are actually performed and regardless of the date input to the applicable computer system, whether before, on, or after January 1, 2000; (ii) the computer, program or software accepts, calculates, compares, sorts, extracts, sequences, and otherwise processes date inputs and date values, and returns and displays date values, in a consistent and correct manner regardless of the dates used whether before, on, or after January 1, 2000; (iii) the computer, program or software accepts and responds to year input, if any, in a manner that resolves any ambiguities as to century in a defined, predetermined, and appropriate manner; (iv) the computer, program or software stores and displays date information in ways that are unambiguous as to the determination of the century; and (v) leap years will be in accordance with the then current standard in effect with the operating system used by a computer, computer program or software.

             (cc) Except with respect to demonstration or trial copies, no product, system, program or software module designed, developed, sold, licensed or otherwise made available by any of the Acquired Corporations to any Person contains any "back door," "time bomb," "Trojan horse," "worm,"
"drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user.

         II.20 CONTRACTS.

             (a) Section 2.20(a) of the Company Disclosure Schedule identifies each Acquired Corporation Contract that constitutes a "MATERIAL CONTRACT". (For purposes of this Agreement, each of the following shall be deemed to constitute a "Material Contract":

                (i) any Contract relating to the employment of, or the performance of services by, any employee or consultant; any Contract pursuant to which any of the Acquired Corporations is or may become obligated to make any severance, termination or similar payment to any current or former employee or director; and any Contract pursuant to which any of the Acquired Corporations is or may become obligated to make any bonus or similar payment (other than payments in respect of salary) in excess of $25,000 to any current or former employee or director;

                (ii) any Contract (A) with any customer of any of the Acquired Corporations; (B) with respect to the distribution or marketing of any product of any of the Acquired Corporations; or (C) of the type referred to in Section 2.19;

                (iii) any Contract which provides for indemnification of any officer, director, employee or agent;

                (iv) any Contract imposing any restriction on the right or ability of any Acquired Corporation (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person,
(C) to solicit, hire or retain any Person as an employee, consultant or independent contractor, (D) to develop, sell, supply, distribute, offer, support or service any product or any technology or other asset to or for any other Person, (E) to perform services for any other Person, or (F) to transact business or deal in any other manner with any other Person;

                (v) any Contract (A) relating to the acquisition, issuance, voting, registration, sale or transfer of any securities, (B) providing any Person with any preemptive right, right of participation, right of maintenance or any similar right with respect to any securities, or (C) providing any of the Acquired Corporations with any right of first refusal with respect to, or right to purchase or otherwise acquire, any securities;

                (vi) any Contract incorporating or relating to any guaranty, any warranty or any indemnity or similar obligation, except for Contracts substantially identical to the standard forms of end-user licenses previously delivered by Company to Parent;

                (vii) any Contract relating to any currency hedging;

                (viii) any Contract imposing any confidentiality obligation on any of the Acquired Corporations;

                (ix) any Contract (A) to which any Governmental Body is a party or under which any Governmental Body has any rights or obligations, or
(B) directly or indirectly benefiting any Governmental Body (including any subcontract or other Contract between any Acquired Corporation and any contractor or subcontractor to any Governmental Body);

                (x) any Contract requiring that any of the Acquired Corporations give any notice or provide any information to any Person prior to considering or accepting any Acquisition Proposal or similar proposal, or prior to entering into any discussions, agreement, arrangement or understanding relating to any Acquisition Transaction or similar transaction;

                (xi) any Contract that has a term of more than 60 days and that may not be terminated by an Acquired Corporation (without penalty) within 60 days after the delivery of a termination notice by such Acquired Corporation;

                (xii) any Contract that contemplates or involves the payment or delivery of cash or other consideration in an amount or having a value in excess of $25,000 in the aggregate, or contemplates or involves the performance of services having a value in excess of $25,000 in the aggregate;

                (xiii) any Contract (not otherwise identified in clauses "(i)" through "(xiii)" of this sentence) that could reasonably be expected to have a material effect on the business, condition, capitalization, assets, liabilities, operations, financial performance or prospects of any of the Acquired Corporations or to any of the transactions contemplated by this Agreement; and

                (xiv) any other Contract, if a breach of such Contract could reasonably be expected to have a Material Adverse Effect on Company.)

         Company has delivered to Parent an accurate and complete copy of each Material Contract.

             (b) Each Acquired Corporation Contract that constitutes a Material Contract is valid and in full force and effect, and is enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

             (c) Except as set forth in Section 2.20 (c) of the Company Disclosure Schedule: (i) none of the Acquired Corporations has violated or breached, or committed any default under, any Acquired Corporation Contract, except for violations, breaches and defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on Company; and, to Company's Knowledge, no other Person has violated or breached, or committed any default under, any Acquired Corporation Contract, except for violations, breaches or defaults that have not had and would not reasonably be expected to have a Material Adverse Effect on Company;
(ii) to Company's Knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or would reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Acquired Corporation Contract, (B) give any Person the right to declare a default or exercise any remedy under any Acquired Corporation Contract, (C) give any Person the right to receive or require a rebate, chargeback, penalty or change in delivery schedule under any Acquired Corporation Contract, (D) give any Person the right to accelerate the maturity or performance of any Acquired Corporation Contract, (E) result in the disclosure, release or delivery of any Acquired Corporation Source Code, or (F) give any Person the right to cancel, terminate or modify any Acquired Corporation Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on Company; and (iii) since March 31, 1999, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Acquired Corporation Contract, except in each such case for defaults, acceleration rights, termination rights and other rights that have not had and would not reasonably be expected to have a Material Adverse Effect on Company.

         II.21 INSURANCE. Company has delivered to Parent a copy of all material insurance policies and all material self insurance programs and arrangements relating to the business, assets and operations of the Acquired Corporations. Each of such insurance policies is in full force and effect. Since March 31, 1999, none of the Acquired Corporations has received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy, (b) refusal of any coverage or rejection of any material claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy. Except as set forth in Section 2.21 of the Company Disclosure Schedule, there is no pending workers' compensation or other claim under or based upon any insurance policy of any of the Acquired Corporations.

         II.22 OPINION OF FINANCIAL ADVISOR. Company's board of directors has received the written opinion of Crosbie & Company Inc., financial advisor to Company, dated the date of this Agreement, to the effect that the Arrangement is fair to the shareholders of Company from a financial point of view. Company has furnished an accurate and complete copy of said written opinion to Parent.

         II.23 BOARD APPROVAL. The board of directors of Company (at a meeting duly called and held) has (a) determined (pursuant to a unanimous vote of all members of the board of directors of Company) that the Arrangement is advisable and fair and in the best interests of Company and its shareholders, (b) authorized and approved (pursuant to a unanimous vote of all members of the board of directors of Company) the execution, delivery and performance of this Agreement by Company and approved (pursuant to a unanimous vote of all members of the board of directors of Company) the Arrangement and (subject to shareholder approval and approval of the Court), (c) recommended (pursuant to a unanimous vote of all members of the board of directors of Company) the approval of this Agreement and the Arrangement by the holders of Company Common Shares and directed that this Agreement and the Arrangement be submitted for consideration by Company's shareholders at the Company Shareholders Meeting.

         II.24 VOTE REQUIRED. Subject to the terms of the Interim Order, the Required Company Shareholder Vote is the only vote of the holders of any class or series of Company's shares necessary to approve this Agreement and the transactions contemplated hereby.

         II.25 MINUTE BOOKS. The minute books of the Acquired Corporations made available to counsel for the Parent are the complete minute books of the Acquired Corporations and contain the accurate text of all resolutions passed by Company's board of directors (or committees thereof) and shareholders either at meetings or by written consent since the incorporation of Company or its Subsidiaries.

         II.26 INDEMNIFICATION OBLIGATIONS. There are no actions, proceedings or other events pending or, to Company's Knowledge, threatened against any officer, director, employee or agent of any of the Acquired Corporations which would give rise to any indemnification obligation of any of the Acquired Corporations to its officers, directors, employees or agents under Company Charter Documents, the similar organizational documents of its Subsidiaries or any agreement between any of the Acquired Corporations and any of its officers, directors, employees or agents.

         II.27 CHANGE OF CONTROL PAYMENTS. Section 2.27 of the Company Disclosure Schedule sets forth each plan or agreement pursuant to which any amounts may become payable in cash or otherwise (whether currently or in the future) to current or former officers, directors or employees of any of the Acquired Corporations as a result of or in connection with the Acquisition.

         II.28 INTERESTED PARTY TRANSACTIONS. Except as set forth in Section
2.28 of the Company Disclosure Schedule, no officer or director of Company or its Subsidiaries (nor any ancestor, sibling, descendant or spouse of any of such Persons, or any trust, partnership or corporation in which any of such Persons has or has had an economic interest), has or has had, directly or indirectly,
(i) an economic interest in any Entity which furnished or sold, or furnishes or sells, services or products that Company or its Subsidiaries furnishes or sells, or proposes to furnish or sell; (ii) an economic interest in any Entity that purchases from or sells or furnishes to Company or its Subsidiaries any goods or services; or (iii) a beneficial interest in any Company Contract. There are no receivables of Company or its Subsidiaries owing by any director, officer, employee of, consultant to Company or its Subsidiaries (or any ancestor, sibling, descendant or spouse of any such Persons, or any trust, partnership or corporation in which any of such Persons has an economic interest), other than advances in the ordinary and usual course of business for reimbursable business expenses (as determined in accordance with Company's or its Subsidiaries' established employee reimbursement policies and consistent with past practice). None of Company's shareholders has agreed to, or assumed, any obligation or duty to guaranty or otherwise assume or incur any obligation or liability of Company or its Subsidiaries.

         II.29 NO DISCUSSIONS. Other than as has been disclosed to Parent (which disclosure has not included disclosure of the identity of the other parties) none of the Acquired Corporations, and no Representative of any of the Acquired Corporations, is, or has at any time since June 30, 1999 been, engaged, directly or indirectly, in any discussions or negotiations with any other Person relating to any Acquisition Proposal.

         II.30 ACCOUNTING MATTERS. To Company's Knowledge, neither Company nor any affiliate (as that term is used in Rule 145 under the UNITED STATES 1933
ACT) of any of the Acquired Corporations has taken or agreed to take, or plans to take, any action that could prevent Parent from accounting for the Arrangement as a "pooling of interests."

                                   ARTICLE III
               REPRESENTATIONS AND WARRANTIES OF PARENT AND CANCO

         Parent and CanCo jointly and severally represent and warrant to Company, subject to such exceptions as are specifically disclosed in writing in the disclosure letter and referencing a specific representation supplied by Parent to Company dated as of the date hereof and certified by a duly authorized officer of Parent (the "PARENT SCHEDULE"), as follows:

         III.1 ORGANIZATION, STANDING AND POWER. Each of Parent and CanCo is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all necessary power and authority:
(a) to conduct its business in the manner in which its business is currently being conducted; (b) to own and use its assets in the manner in which its assets are currently owned and used; and (c) to perform its obligations under all Contracts by which it is bound. Each of Parent and CanCo is duly qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification and where the failure to be so qualified would have a Material Adverse Effect on Parent.

         III.2 SEC FILINGS; FINANCIAL STATEMENTS.

             (a) Parent has filed with the SEC and has delivered or made available to Company (including through the SEC EDGAR system) accurate and complete copies (excluding copies of exhibits) of all documents, including each report, registration statement and definitive proxy statement required to be filed by Parent with the SEC since September 30, 1999 (the "PARENT SEC DOCUMENTS"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Parent SEC Documents complied in all material respects with the applicable requirements of the UNITED STATES 1933 ACT or the UNITED STATES 1934 ACT (as the case may be); and (ii) none of the Parent SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

             (b) The consolidated financial statements contained in the Parent SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except as may be indicated in the notes to such financial statements and, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments); and (iii) fairly present the consolidated financial position of Parent and its Subsidiaries as of the respective dates thereof and the consolidated results of operations of Parent and its Subsidiaries for the periods covered thereby.

         III.3 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent and CanCo have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and CanCo of this Agreement have been duly authorized by all necessary action on the part of Parent and CanCo and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of Parent and CanCo, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

         III.4 NO VOTE REQUIRED. No vote of the holders of Parent Common Stock is required to authorize the Arrangement.

         III.5 NON-CONTRAVENTION; CONSENTS. Neither the execution and delivery of this Agreement by Parent and CanCo nor the consummation by Parent and CanCo of the Arrangement will (a) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws of Parent or the certificate of incorporation or bylaws of CanCo, (b) result in a default by Parent or CanCo under any Contract to which Parent or CanCo is a party, except for any default which has not had and will not have a Material Adverse Effect on Parent, or (c) result in a violation by Parent or CanCo of any order, writ, injunction, judgment or decree to which Parent or CanCo is subject, except for any violation which has not had and will not have a Material Adverse Effect on Parent. Except as may be required by the UNITED STATES 1933 ACT, the UNITED STATES 1934 ACT, state securities or "blue sky" laws, the California General Corporation Law, the HSR ACT and the NASD Bylaws, Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with the execution, delivery or performance of this Agreement or the consummation of the Arrangement.

         III.6 VALID ISSUANCE. The Parent Common Stock to be issued in the Arrangement will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

         III.7 CIRCULAR DISCLOSURE. None of the information supplied or to be supplied by Parent for inclusion or incorporation by reference in the Circular will, at the dates mailed to the shareholders of Company, at the time of the Company Shareholders Meeting and as of the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by Company which is contained in the Circular.

                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

         IV.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the Effective Time (the "PRE-CLOSING PERIOD"), Company shall, and shall cause the respective Representatives of the Acquired Corporations to:
(a) provide Parent and Parent's Representatives with reasonable access to the Acquired Corporations' Representatives, Personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations; and (b) provide Parent and Parent's Representatives with such copies of the existing books, records, Tax Returns, work papers and other documents and information relating to the Acquired Corporations, and with such additional financial, operating and other data and information regarding the Acquired Corporations, as Parent may reasonably request. Without limiting the generality of the foregoing, during the Pre-Closing Period, Company shall promptly provide Parent with copies of:

                (i) all material operating and financial reports prepared by the Acquired Corporations for Company's senior management, including (A) copies of the unaudited monthly consolidated balance sheets of the Acquired Corporations and the related unaudited monthly consolidated statements of operations, statements of shareholders' equity and statements of cash flows and (B) copies of any sales forecasts, marketing plans, development plans, discount reports, write-off reports, hiring reports and capital expenditure reports prepared for Company's senior management;

                (ii) any written materials or communications sent by or on behalf of Company to its shareholders;

                (iii) any material notice, document or other communication sent by or on behalf of any of the Acquired Corporations to any party to any Acquired Corporation Contract or sent to any of the Acquired Corporations by any party to any Acquired Corporation Contract (other than any communication that relates solely to routine commercial transactions between Company and the other party to any such Acquired Corporation Contract and that is of the type sent in the ordinary course of business and consistent with past practices);

                (iv) any notice, report or other document filed with or sent to any Governmental Body in connection with the Arrangement or any of the other transactions contemplated by this Agreement; and

                (v) any material notice, report or other document received by any of the Acquired Corporations from any Governmental Body.

         IV.2     OPERATION OF COMPANY'S BUSINESS.

             (a) During the Pre-Closing Period: (i) Company shall ensure that each of the Acquired Corporations conducts its business and operations (A) in the ordinary course and in accordance with past practices and (B) in compliance with all applicable Legal Requirements and the requirements of all Acquired Corporation Contracts that constitute Material Contracts; (ii) Company shall use all reasonable efforts to ensure that each of the Acquired Corporations preserves intact its current business organization, keeps available the services of its current officers and other employees and maintains its relations and goodwill with all suppliers, customers, landlords, creditors, licensors, licensees, employees and other Persons having business relationships with the respective Acquired Corporations; (iii) Company shall keep in full force all insurance policies referred to in Section 2.19; (iv) Company shall provide all notices, assurances and support required by any Acquired Corporation Contract relating to any Acquired Corporation Proprietary Asset in order to ensure that no condition under such Acquired Corporation Contract occurs which could result in, or could increase the likelihood of, (A) any transfer or disclosure by any Acquired Corporation of any Acquired Corporation Source Code, or (B) a release from any escrow of any Acquired Corporation Source Code which has been deposited or is required to be deposited in escrow under the terms of such Acquired Corporation Contract; and (v) Company shall (to the extent requested by Parent) cause its officers and the officers of its Subsidiaries to report regularly to Parent concerning the status of Company's business.

             (b) During the Pre-Closing Period (or, in respect of subsection
(ii), subsequent to September 19, 2000), Company shall not (without the prior written consent of Parent), and shall not permit any of the other Acquired Corporations to:

                (i) declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities;

                (ii) sell, issue, grant or authorize the issuance or grant of
(A) any capital stock or other security, (B) any Option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that (1) Company may issue Company Common Shares upon the valid exercise of Company Stock Options outstanding as of the date of this Agreement, and (2) Company may, in the ordinary course of business and consistent with past practices, grant Options or otherwise issue or grant rights to acquire Company Common Shares under its Stock Option Plan and Share Purchase Plan to purchase no more than an aggregate of total of 335,000 Company Common Shares to employees of Company);

                (iii) amend or waive any of its rights under, or accelerate the vesting under, any provision of any of Company's stock option plans, any provision of any agreement evidencing any outstanding stock Option or any restricted stock purchase agreement, or otherwise modify any of the terms of any outstanding Option, warrant or other security or any related Contract;

                (iv) amend or permit the adoption of any amendment to its certificate of incorporation or bylaws or other charter or organizational documents, or effect or become a party to any merger, consolidation, amalgamation, share exchange, business combination, recapitalization, reclassification of shares, stock split, division or subdivision of shares, reverse stock split, consolidation of shares or similar transaction;

                (v) form any Subsidiary or acquire any equity interest or other interest in any other Entity;

                (vi) make any capital expenditure (except that the Acquired Corporations may make capital expenditures that, when added to all other capital expenditures made on behalf of the Acquired Corporations during the Pre-Closing Period, do not exceed $100,000 in the aggregate);

                (vii) enter into or become bound by, or permit any of the assets owned or used by it to become bound by, any Material Contract, or amend or terminate, or waive or exercise any material right or remedy under, any Material Contract, other than in the ordinary course of business consistent with past practices;

                (viii) acquire, lease or license any right or other asset from any other Person or sell or otherwise dispose of, or lease or license, any right or other asset to any other Person (except in each case for immaterial assets acquired, leased, licensed or disposed of by Company in the ordinary course of business and consistent with past practices), or waive or relinquish any material right;

                (ix) lend money to any Person, or incur or guarantee any indebtedness (except that Company may make routine borrowings in the ordinary course of business and consistent with past practices under its current line of credit with The Royal Bank of Canada);

                (x)  establish,  adopt or amend any employee
benefit plan, pay any bonus or make any profit-sharing or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees (except that Company may make routine, reasonable salary increases in connection with Company's customary employee review process and may pay customary bonuses consistent with past practices payable in accordance with existing bonus plans referred to in Section 2.11(a) of the Company Disclosure Schedule);

                           (xi) hire any employee at the level of Vice
President or above, or with an annual base salary in excess of $150,000;

                           (xii) change any of its pricing policies, product
return policies, product maintenance polices, service policies, product modification or upgrade policies, Personnel policies or other business policies, or any of its methods of accounting or accounting practices in any respect;

                           (xiii) take or permit to be taken any action that
could preclude Parent from accounting for the merger as a "pooling of interests" for accounting purposes;

                           (xiv) make any Tax election;

                           (xv)  commence or settle any Legal Proceeding;

                           (xvi) enter into any material transaction or take
any other material action outside the ordinary course of business or inconsistent with past practices; or

                           (xvii) agree or commit to take any of the actions
described in clauses "(i)" through "(xvi)" of this Section 4.2(b).

                  (c) During the Pre-Closing Period, Company shall promptly notify Parent in writing of: (i) the discovery by Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant or obligation of Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 7 impossible or unlikely or that has had or could reasonably be expected to have a Material Adverse Effect on Company. Without limiting the generality of the foregoing, Company shall promptly advise Parent in writing of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any of the Acquired Corporations. No notification given to Parent pursuant to this Section 4.2(c) shall limit or otherwise affect any of the representations, warranties, covenants or obligations of Company contained in this Agreement.



                                    ARTICLE V

                          COMPANY SHAREHOLDER APPROVAL

         V.1      CIRCULAR; BOARD RECOMMENDATIONS; OTHER FILINGS

                  (a) As promptly as practicable after the execution of this Agreement, Company, CanCo and Parent will prepare the Circular. Each of Parent and Company shall provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Circular, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other's counsel and auditors in the preparation of the Circular. Each of Company, Parent and CanCo will afford the other parties an opportunity to review all materials to be submitted to the Court, and shall make all such changes as are reasonably requested. Each of Company, CanCo and Parent will respond to any comments of the Court, and will use its respective commercially reasonable efforts to have the Interim Order issued as promptly as practicable after such filing, and Company will cause the Circular to be mailed to its shareholders at the earliest practicable time after the Interim Order has been granted by the Court. As promptly as practicable after the date of this Agreement, each of Company, CanCo and Parent will prepare and file any other filings required to be filed by it pursuant to the requirements of the OBCA, the Interim Order, Canadian Securities Legislation, the TSE and any other Canadian, United States or other laws relating to the Arrangement and the transactions contemplated by this Agreement (the "OTHER FILINGS"). Each of Company, CanCo and Parent will notify the other promptly upon the receipt of any comments from the Court or its staff or any other government officials and of any request by the Court or its staff or any other government officials for amendments or supplements to the Circular or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its Representatives, on the one hand, and the Court or its staff or any other government officials, on the other hand, with respect to the Circular, the Arrangement or any Other Filing. Each of Company, CanCo and Parent will cause all documents that it is responsible for filing with the Court or other regulatory authorities under this Section 5.1(a) to comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Circular or any Other Filing, Company, CanCo or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the Court or its staff or any other government officials, and/or mailing to shareholders of Company, such amendment or supplement.

                  (b) Subject to Section 5.2(c), the Circular will include the recommendation of the Board of Directors of Company in favor of approval of the Arrangement.

                  (c) As soon as practicable after the execution of this Agreement, Parent shall prepare, with the co-operation of Company, applications and will file such applications with the Commissions and exercise its commercially reasonable efforts to cause the Commissions to grant the Securities Exemption Orders. Parent and Company shall each use commercially reasonable efforts to cause such applications to comply with the requirements of Canadian Securities Legislation. Each of Parent and Company agrees to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgement of the providing party or its counsel, may be required to appropriate for inclusion in such applications, or in any amendments or supplements thereto, and to cause its counsel and auditors to co-operate with the other's counsel and auditors in the preparation of such application. Company will promptly advise Parent, and Parent will promptly advise Company, in writing, if at any time prior to the Effective Time either Company or Parent shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the applications in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.

         V.2      MEETING OF COMPANY SHAREHOLDERS.

                  (a) Promptly after the date hereof, Company will take all action pursuant to the requirements of OBCA, the Interim Order, Canadian Securities Legislation (and all other applicable securities laws), the TSE and Company Charter Documents to convene the Company Shareholders Meeting to be held as promptly as practicable, and in any event Company will use its reasonable commercial efforts to convene such meeting not later than December 27, 2000 for the purpose of voting upon the Arrangement. Company shall ensure that the Company Shareholders Meeting is called, noticed, convened, held and conducted, and that all proxies solicited in connection with the Company Shareholders Meeting are solicited, in compliance with all applicable Legal Requirements (including the Interim Order and the Company Charter Documents). Company's obligation to call, give notice of, convene and hold the Company Shareholders Meeting in accordance with this Section 5.2(a) shall not be limited or otherwise affected by the commencement, disclosure, announcement or submission of any Superior Offer or other Acquisition Proposal, or by any withdrawal, amendment or modification of the recommendation of the board of directors of Company with respect to the Arrangement. Subject to Section 5.2(c), Company will use its commercially reasonable efforts to solicit from its shareholders proxies in favor of the approval of the Arrangement and will take all other action necessary or advisable to secure the vote or consent of its shareholders required by the rules of the TSE and the requirements of the OBCA, the Interim Order, Canadian Securities Legislation and all other applicable securities laws to obtain such approvals. Notwithstanding anything to the contrary contained in this Agreement, Company may adjourn or postpone the Company Shareholders Meeting to the extent necessary to ensure that any necessary supplement or amendment to the Circular is provided to Company's shareholders in advance of a vote on the Arrangement or, if as of the time for which the Company Shareholders Meeting is originally scheduled (as set forth in the Circular) there are insufficient Company Common Shares represented (either in Person or by proxy) to constitute a quorum necessary to conduct the business of the Company Shareholders Meeting.

                  (b) Subject to Section 5.2(c): (i) the Board of Directors of Company shall recommend that Company's shareholders vote in favor of and adopt and approve the Arrangement at the Company Shareholders Meeting; (ii) the Circular shall include a statement to the effect that the Board of Directors of Company has recommended (unanimously, if such is the case) that Company's shareholders vote in favor of and adopt and approve the Arrangement at the Company Shareholders Meeting; and (iii) neither the Board of Directors of Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify in a manner adverse to Parent, the recommendation of the Board of Directors of Company that Company's shareholders vote in favor of and adopt and approve the Arrangement.

                  (c) Nothing in this Agreement shall prevent the Board of Directors of Company from withholding, withdrawing, amending or modifying its recommendation in favor of the Arrangement if (i) a Superior Offer is made to Company and is not withdrawn, (ii) neither Company nor any of its Representatives shall have violated any of the restrictions set forth in Section 6.2, (iii) the Board of Directors of Company concludes in good faith, after consultation with its outside counsel, that, in light of such Superior Offer, the withholding, withdrawal, amendment or modification of such recommendation is required in order for the Board of Directors of Company to comply with its fiduciary obligations to Company and Company's shareholders under applicable law, (iv) Company provides Parent with at least 48 hours prior notice of any meeting of Company's board of directors at which such board of directors is expected to consider such Superior Offer, and (v) Company's board of directors does not withdraw, amend or modify its recommendation in favor of the Arrangement for at least 72 hours after Company provides Parent with the name of the Person making such Superior Offer and a copy of such Superior Offer. Nothing contained in this Section 5.2 shall limit Company's obligation to call, give notice of, convene and hold the Company Shareholders Meeting (regardless of whether the recommendation of the Board of Directors of Company shall have been withdrawn, amended or modified).

                                   ARTICLE VI

                              ADDITIONAL AGREEMENTS

         VI.1     CONFIDENTIALITY; ACCESS TO INFORMATION.

                  (a) The parties acknowledge that Company and Parent have previously executed a Mutual Confidentiality Agreement, dated as of October 6, 1998 (the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

                  (b) Company and Parent will afford the other and its respective accountants, counsel and other Representatives reasonable access during normal business hours, upon reasonable notice, to the properties, books, records and Personnel of Company and Parent during the period prior to the Effective Time to obtain all information concerning the business, including the status of product development efforts, properties, results of operations and Personnel of Company or Parent , as may be reasonably requested. No information or knowledge obtained by Parent or Company in any investigation pursuant to this
Section 6.1 will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Arrangement.

         VI.2     NO SOLICITATION.


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


                  (a) Company shall not directly or indirectly, and shall not authorize or permit any of the other Acquired Corporations or any Representative of any of the Acquired Corporations directly or indirectly to, (i) solicit, initiate, encourage or induce the making, submission or announcement of any Acquisition Proposal or take any action that could reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or otherwise relating to any Acquisition Transaction; provided, however, that prior to the adoption and approval of this Agreement by the Required Company Shareholder Vote, Company shall not be prohibited by this Section 6.2(a) from (A) furnishing nonpublic information regarding the Acquired Corporations to any Person in response to an Acquisition Proposal that is submitted by such Person (and not withdrawn), or
(B) entering into discussions with any Person in response to a Superior Offer that is submitted by such Person (and not withdrawn), if (1) in the case of clause (A) above, the Board of Directors of Company has first made a good faith, reasonable determination that the furnishing of such nonpublic information to such Person will likely lead to the submission of a Superior Offer from such Person, (2) neither Company nor any Representative of any of the Acquired Corporations shall have violated any of the restrictions set forth in this
Section 6.2, (3) the board of directors of Company concludes in good faith, based upon the advice of its outside legal counsel, that such action is required in order for the board of directors of Company to comply with its fiduciary obligations to Company's shareholders under applicable law, (4) prior to furnishing any such nonpublic information to, or entering into discussions with, such Person, Company gives Parent written notice of the identity of such Person and of Company's intention to furnish nonpublic information to, or enter into discussions with, such Person, and Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all nonpublic written and oral information furnished to such Person by or on behalf of Company, and (5) prior to furnishing any such nonpublic information to such Person, Company furnishes such nonpublic information to Parent (to the extent such nonpublic information has not been previously furnished by Company to Parent). Without limiting the generality of the foregoing, Company acknowledges and agrees that any violation of any of the restrictions set forth in the preceding sentence by any Representative of any of the Acquired Corporations, whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations, shall be deemed to constitute a breach of this Section 6.2 by Company.

                  (b) Company shall promptly advise Parent orally and in writing of any Acquisition Proposal (including the identity of the Person making or submitting such Acquisition Proposal and the terms thereof) that is made or submitted by any Person during the Pre-Closing Period. Company shall keep Parent fully informed with respect to the status of any such Acquisition Proposal and any modification or proposed modification thereto.

                  (c) Company shall immediately cease and cause to be terminated any existing discussions between (i) the Company and any of its Representatives and (ii) any other Person that relate to any Acquisition Proposal.

         VI.3 PUBLIC DISCLOSURE. Parent and Company will consult with each other, and to the extent practicable, agree, before issuing any press release or otherwise making any public statement with respect to the Arrangement, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange. Without limiting the generality of the foregoing, Company shall not, and shall not permit any of its Subsidiaries or any Representative of any of the Acquired Corporations to, make any disclosure regarding the Arrangement or any of the other transactions contemplated by this Agreement unless (a) Parent shall have approved such disclosure or (b) Company shall have been advised in writing by its outside legal counsel that such disclosure is required by applicable law and Parent has been furnished with at least 24 hours prior written notice of such required disclosure.

         VI.4     REASONABLE EFFORTS; NOTIFICATION.

                  (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use all reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Arrangement and the other transactions contemplated by this Agreement, including using reasonable efforts to accomplish the following:
(i) the taking of all reasonable acts necessary to cause the conditions precedent set forth in Article VII to be satisfied, (ii) the obtaining of all necessary actions or nonactions, waivers, consents, approvals, orders and authorizations from Governmental Entities and the making of all necessary registrations, declarations and filings (including registrations, declarations and filings with Governmental Entities, if any) and the taking of all reasonable steps as may be necessary to avoid any suit, claim, action, investigation or proceeding by any Governmental Entity, (iii) the obtaining of all consents, approvals or waivers from third parties required as a result of the transactions contemplated in this Agreement, (iv) the defending of any suits, claims, actions, investigations or proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed, (v) the execution or delivery of any additional instruments reasonably necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and (vi) the preparation of the Circular and the calling and holding of the Company Shareholders Meeting. In connection with and without limiting the foregoing, Company and its Board of Directors shall, if any takeover statute or similar statute or regulation is or becomes applicable to the Arrangement, this Agreement or any of the transactions contemplated by this Agreement, use all reasonable efforts to ensure that the Arrangement and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Arrangement, this Agreement and the transactions contemplated hereby.

                  (b) Company shall give prompt notice to Parent upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Company to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7.3(a) or 7.3(b) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  (c) Parent shall give prompt notice to Company upon becoming aware that any representation or warranty made by it contained in this Agreement has become untrue or inaccurate, or of any failure of Parent Sub to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement, in each case, such that the conditions set forth in Section 7.2(a) or 7.2(b) would not be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties or the conditions to the obligations of the parties under this Agreement.

                  (d) Notwithstanding anything to the contrary contained in this Agreement, Parent shall not have any obligation under this Agreement: (i) to dispose or transfer or cause any of its Subsidiaries to dispose of or transfer any assets, or to commit to cause any of the Acquired Corporations to dispose of any assets; (ii) to discontinue or cause any of its Subsidiaries to discontinue offering any product or service, or to commit to cause any of the Acquired Corporations to discontinue offering any product or service; (iii) to license or otherwise make available, or cause any of its Subsidiaries to license or otherwise make available, to any Person, any technology, software or other Proprietary Asset, or to commit to cause any of the Acquired Corporations to license or otherwise make available to any Person any technology, software or other Proprietary Asset; (iv) to hold separate or cause any of its Subsidiaries to hold separate any assets or operations (either before or after the Closing
Date), or to commit to cause any of the Acquired Corporations to hold separate any assets or operations; or (v) to make or cause any of its Subsidiaries to make any commitment (to any Governmental Body or otherwise) regarding its future operations or the future operations of any of the Acquired Corporations.

         VI.5 THIRD PARTY CONSENTS. As soon as practicable following the date hereof, Parent and Company will each use its commercially reasonable efforts to obtain any consents, waivers and approvals under any of its or its Subsidiaries' respective Contracts required to be obtained in connection with the consummation of the transactions contemplated hereby.

         VI.6     STOCK OPTIONS.

                  (a) Subject to Section 6.6(b), at the Effective Time, all rights with respect to Company Common Shares under each Company Stock Option then outstanding shall be converted

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

into and become rights with respect to Parent Common Stock, and Parent shall assume each such Company Stock Option in accordance with the terms (as in effect as of the date of this Agreement) of the stock option plan under which it was issued and the stock option agreement by which it is evidenced. From and after the Effective Time, (i) each Company Stock Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each such Company Stock Option shall be equal to the number of Company Common Shares subject to such Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounding down to the nearest whole share, (iii) the per share exercise price under each such Company Stock Option shall be adjusted by dividing the per share exercise price under such Company Stock Option by the Exchange Ratio and rounding up to the nearest cent and (iv) any restriction on the exercise of any such Company Stock Option shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Stock Option shall otherwise remain unchanged; provided, however, that each Company Stock Option assumed by Parent in accordance with this Section 6.6(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the Effective Time.

                  (b) Notwithstanding anything to the contrary contained in this
Section 6.6, in lieu of assuming outstanding Company Stock Options in accordance with Section 6.6(a), Parent may, at its election, cause such outstanding Company Stock Options to be replaced by issuing reasonably equivalent replacement stock Options in substitution therefor.

                  (c) Company shall take all action that may be necessary (under the plans pursuant to which Company Stock Options are outstanding and otherwise) to effectuate the provisions of this Section 6.6 and to ensure that, from and after the Effective Time, holders of Company Stock Options have no rights with respect thereto other than those specifically provided in this Section 6.6.

                  (d) Prior to the Effective Time, Company shall take all actions (including, if appropriate, amending the terms of the Company Stock Options) that are necessary to give effect to the transactions contemplated by this Section 6.6(d).

         VI.7 U.S. SECURITIES FILINGS. Parent shall file, if available for use by Parent, a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options as soon as is reasonably practicable after the Effective Time. Parent shall cause a Registration Statement on Form S-3 covering the resale to the public of Parent Common Stock to be issued pursuant to the rights associated with the Exchangeable Shares to remain effective for a period of five years following the Effective Date. This covenant shall remain in effect following the Effective Date.

         VI.8 NASDAQ LISTING. Parent agrees to use reasonable efforts to cause the listing on Nasdaq of the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in

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

connection with the Arrangement with effect as and from the Effective Date, subject to official notice of issuance.

         VI.9 COMPANY AFFILIATE AGREEMENT. Set forth in the Company Disclosure
Schedule is a list of those Persons who may be deemed to be, in Company's reasonable judgment (which shall be concurred with by Parent), affiliates of Company within the meaning of Rule 145 promulgated under the UNITED STATES 1933 ACT (each, a "COMPANY AFFILIATE"). Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. Each Company Affiliate Agreement will be in full force and effect as of the Effective Time. Parent will be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by a Company Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of Company Affiliate Agreement.

         VI.10 NO ELECTION. Following the Effective Date and so long as there are any Exchangeable Shares outstanding (other than those held by Parent and its Affiliates), Parent shall ensure that Company does not elect to cease to be a "public company" within the meaning of the INCOME TAX ACT (Canada).

         VI.11 REGULATORY FILINGS; REASONABLE EFFORTS. Each party shall use all reasonable efforts to file, as promptly as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Arrangement and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR ACT in connection with the Arrangement. Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general or other Governmental Body in connection with antitrust or related matters. Each of Company and Parent shall (1) give the other party prompt notice of the commencement of any Legal Proceeding by or before any Governmental Body with respect to the Arrangement or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Arrangement. Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR ACT or any other federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR ACT or any other federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

         VI.12 TERMINATION OF SEVERANCE PLANS. Company and its affiliates, as applicable, each agrees to terminate any and all group severance, separation or salary continuation plans, programs or arrangements and other Plans (as defined in Section 2.11 hereof) immediately prior to the Closing Date unless otherwise agreed to by Parent. Parent shall receive from Company evidence that Company's and each affiliate's (as applicable) Plan(s) has been terminated pursuant to resolution of each such Entity's Board of Directors (the form and substance of which resolutions shall be subject to review and approval of Parent), effective as of the day immediately preceding the Closing Date (without prejudice to any rights which may have arisen thereunder prior to the Effective Date). In addition, Company shall terminate any of its 401(k) plans effective as of the day immediately preceding the Closing Date effective as of the day immediately preceding the Closing Date.

         VI.13 LISTING OF COMPANY COMMON SHARES. Company shall ensure that Company Common Shares remain listed on a prescribed stock exchange up until and including the Effective Time for purposes of the definition of "TAXABLE CANADIAN PROPERTY" in Section 248(1) of the INCOME TAX ACT (Canada) so long as any such shares are held by any Person other than Parent, any of its Subsidiaries or affiliates.

         VI.14 TSE APPROVAL. Company shall use commercially reasonable efforts to obtain TSE approval of the Stock Option Agreement as soon as practicable after the date of this Agreement.

         VI.15 POOLING OF INTERESTS. Each of Company and Parent agrees (and Company agrees to cause the Acquired Corporations) (a) not to take any action during the Pre-Closing Period that would adversely affect the ability of Parent to account for the Arrangement as a "pooling of interests," and (b) to use all reasonable efforts to attempt to ensure that none of its "affiliates" (as that term is used in Rule 145 under the UNITED STATES 1933 ACT) takes any action that could adversely affect the ability of Parent to account for the Arrangement as a "pooling of interests." Company agrees to provide to Arthur Andersen LLP and Ernst & Young LLP such letters as shall be reasonably requested by Arthur Andersen LLP or Ernst & Young LLP with respect to the letters referred to in
Section 7.3(f)(i).

         VI.16 INDEMNIFICATION OF DIRECTORS AND OFFICERS.

                  (a) From and after the Effective Date, Parent will cause the Acquired Corporations to fulfill and honor in all respects the obligations of the Acquired Corporations (or any predecessor corporation) pursuant to (i) each indemnification agreement currently in effect between the Acquired Corporations and each person who is or was a director or officer of any of the Acquired Corporations (or any predecessor corporation) prior to the Effective Date (the "INDEMNIFIED PARTIES") and (ii) any indemnification provision under the Company Charter Documents and the equivalent organizational documents of the other Acquired Corporations as in effect on the date hereof. The Articles of Incorporation and Bylaws of Company will contain provisions with respect to exculpation and indemnification that are at least as favorable to the Indemnified Parties as those contained in the Company Charter Documents and the equivalent organizational documents of the other Acquired Corporations as in effect on the date hereof, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Date in any manner that would adversely affect the rights thereunder of any Indemnified Party or of individuals who, immediately prior to the Effective Date, were employees or agents of the Acquired Corporations, unless such modification is required by law.

                  (b) For a period of six (6) years after the Effective Date, Parent will cause the Acquired Corporations to maintain in effect, to the extent available, directors' and officers' liability insurance covering those persons who are currently covered by Company's directors' and officers' liability insurance policy on terms equivalent in all material respects to those applicable to the current directors and officers of the Acquired Corporations; provided, however, that in no event will Parent or Company be required to expend an annual premium for such coverage in excess of 150% of the amount of the last annual premium paid by Company prior to the date of this Agreement for such coverage and provided, further, that if the annual premium payable for such insurance coverage exceeds such amount, Parent shall be obligated to obtain a policy with the greatest coverage available for an annual premium not exceeding such amount.

         VI.17 TSE LISTING. Company and Parent shall use all reasonable efforts to ensure that the Exchangeable Shares are listed on the TSE until the closing of trading on the Effective Date provided, however, that if the TSE so permits without any additional covenants on the part of Company and Parent other than those which are acceptable to such parties, acting reasonably, Company and Parent shall use all reasonable efforts to ensure that the Exchangeable Shares continue to be listed on the TSE until the closing of trading on the fifth trading day following the Effective Date.

         VI.18 COMPANY PLANS. After the date hereof, Company shall not issue any Company Common Shares, and no person shall acquire any rights to acquire Company Common Shares, under the Company's Share Purchase Plan or the Company's Share Bonus Plan Share, except as permitted under Section 4.2(b)(ii) hereof.

                                   ARTICLE VII

                          CONDITIONS TO THE ARRANGEMENT

         VII.1 CONDITIONS TO OBLIGATIONS OF EACH PARTY TO EFFECT THE ARRANGEMENT. The respective obligations of each party to this Agreement to effect the Arrangement shall be subject to the satisfaction at or prior to the Closing Date of the following conditions:

                  (a) SHAREHOLDER APPROVAL. This Agreement shall have been approved and adopted, and the Arrangement shall have been duly approved, by the requisite vote under applicable law, by the shareholders of Company, and in accordance with any additional conditions which may be imposed by the Interim Order and which are satisfactory to Company.

                  (b) COURT ORDERS. The Interim Order and the Final Order shall each have been obtained in form and on terms satisfactory to Parent and Company, acting reasonably, and shall not have been set aside or modified in a manner unacceptable to such parties on appeal or otherwise.

                  (c) NO ORDER; HSR ACT. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Arrangement illegal or otherwise prohibiting consummation of the Arrangement. All waiting periods, if any, under the HSR ACT and the COMPETITION ACT (Canada) relating to the transactions contemplated hereby will have expired or terminated early and all antitrust approvals under Canadian or other laws required to be obtained prior to the Arrangement in connection with the transactions contemplated hereby shall have been obtained.

                  (d) NASDAQ LISTING. The shares of Parent Common Stock issuable as contemplated in this Agreement and the documentation contemplated herein and such other shares required to be reserved for issuance in connection with the Arrangement shall have been authorized for listing on Nasdaq upon official notice of issuance.

                  (e) ORDERS. The Securities Exemption Orders shall have been obtained and be in form and substance satisfactory to Parent and Company, acting reasonably.

                  (f) NO GOVERNMENTAL LITIGATION. There shall not be pending or threatened any Legal Proceeding in which a Governmental Body is or is threatened to become a party or is otherwise involved, and neither Parent nor Company shall have received any communication from any Governmental Body in which such Governmental Body indicates the possibility of commencing any Legal Proceeding or taking any other action: (a) challenging or seeking to restrain or prohibit the consummation of the Arrangement or any of the other transactions contemplated by this Agreement; (b) relating to the Arrangement and seeking to obtain from Parent or any of its Subsidiaries, or any of the Acquired Corporations, any damages or other relief that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the Acquired Corporations; or (d) which would materially and adversely affect the right of Parent or any of the Acquired Corporations to own the assets or operate the business of the Acquired Corporations.

         VII.2 ADDITIONAL CONDITIONS TO OBLIGATIONS OF COMPANY. The obligation of Company to consummate and effect the Arrangement shall be subject to the satisfaction at or prior to the Closing

Date of each of the following conditions, any of which may be waived, in writing, exclusively by Company:

                  (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Parent contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on the Closing Date except (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Parent, (B) for changes contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications as set forth in the preceding clause
A) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "MATERIAL ADVERSE EFFECT" qualifications and other qualifications based on the word "MATERIAL" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Parent Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by an authorized officer of Parent.

                  (b) AGREEMENTS AND COVENANTS. Parent shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and Company shall have received a certificate to such effect signed on behalf of Parent by an authorized officer of Parent.

                  (c) APPROVALS. Parent shall have obtained all Appropriate Regulatory Approvals required of it under this Agreement, all of which shall be in full force and effect, except where the failure to obtain any Appropriate Regulatory Approval would not prevent consummation of the Arrangement or otherwise prevent Parent or CanCo from performing their respective obligations under this Agreement, or could not reasonably be expected to have a Material Adverse Effect on Parent.

                  (d) SHAREHOLDER APPROVAL. This Agreement shall have been duly adopted and approved, and the Arrangement shall have been duly approved, by the Required Company Shareholder Vote.

                  (e) REGISTRATION OF SHARES. The Parent shall have filed a registration statement on Form S-3 with the SEC covering the resale to the public by the holders of Exchangeable Shares of the Parent Common Stock issued or to be issued pursuant to the Exchangeable Shares and such Registration Statement shall have been declared effective by the SEC.

                  (f) NO MATERIAL ADVERSE EFFECT. Between the date of this Agreement and the Effective Date, no Material Adverse Effect shall have occurred with respect to Parent as a direct and proximate consequence of Parent having entered into a binding agreement during such period to acquire any Entity other than Company for consideration valued at greater than 20% of the market capitalization of Parent on the Nasdaq as of the date such acquisition is first publicly announced.

                  (g) CERTIFICATE. Company shall have received a certificate executed on behalf of Parent by its Chief Executive Officer confirming that the conditions set forth in Sections 7.1 and 7.2(a), (b), (c), (e)and (f) have been duly satisfied;

         VII.3 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF PARENT. The obligations of Parent to consummate and effect the Arrangement shall be subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

                  (a) REPRESENTATIONS AND WARRANTIES. Each representation and warranty of Company contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date except (A) in each case, or in the aggregate, as does not constitute a Material Adverse Effect on Company, provided however, such Material Adverse Effect qualifier shall be inapplicable with respect to representations and warranties contained in Section 2.3, (B) for changes contemplated by this Agreement and (C) for those representations and warranties which address matters only as of a particular date (which representations shall have been true and correct (subject to the qualifications as set forth in the preceding clause (A) as of such particular date) (it being understood that, for purposes of determining the accuracy of such representations and warranties, (i) all "MATERIAL ADVERSE EFFECT" qualifications and other qualifications based on the word "material" or similar phrases contained in such representations and warranties shall be disregarded and (ii) any update of or modification to the Company Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded). Parent shall have received a certificate with respect to the foregoing signed on behalf of Company by an authorized officer of Company.

                  (b) AGREEMENTS AND COVENANTS. Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and Parent shall have received a certificate to such effect signed on behalf of Company by the Chief Executive Officer and the Chief Financial Officer of Company.

                  (c) AFFILIATE AGREEMENTS. Company will use its commercially reasonable efforts to deliver or cause to be delivered to Parent, as promptly as practicable following the date hereof, an executed Company Affiliate Agreement
(a) from each Company Affiliate as of the date hereof that has not delivered a Company Affiliate Agreement on or prior to the date hereof, and (b) from each Person who following the date hereof may become, in Company's reasonable judgment, an affiliate of Company within the meaning of Rule 145 promulgated under the Securities Act or Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

                  (d) APPROVALS. Company shall have obtained all Appropriate Regulatory Approvals required of it under this Agreement (all of which shall be in full force and effect), except where the failure to obtain any Appropriate Regulatory Approval would not prevent consummation of the Arrangement or otherwise prevent Parent or CanCo from performing their respective obligations under this Agreement, or could not reasonably be expected to have a Material Adverse Effect on Company. In addition, Company shall have obtained all consents, waivers and approvals required in connection with the consummation of the transactions contemplated hereby in connection with the agreements, contracts, licenses or leases set forth on Section 2.5(a) of the Company Disclosure Schedule.

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

                  (e) DISSENTERS. Holders of no more than five percent (5%) in the aggregate of the issued and outstanding Company Common Shares shall have exercised Dissenters' Rights in respect of the Arrangement, and have not withdrawn such exercise.

                  (f)      Parent shall have received:

                           (i) an opinion from Arthur Andersen LLP, dated as
of the Closing Date, reasonably satisfactory in form and substance to Parent, to the effect that Arthur Andersen LLP is not aware of any fact concerning the Acquired Corporations or any of the shareholders or affiliates of the Acquired Corporations that could preclude Parent from accounting for the Arrangement as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

                           (ii) a letter from Ernst & Young LLP, dated as of
the Closing Date, reasonably satisfactory in form and substance to Parent, confirming that Parent may account for the Arrangement as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC;

                           (iii) a certificate executed on behalf of Company
by its Chief Executive Officer confirming that the conditions set forth in Sections 7.1 and 7.3(a), (b), (d), (e), f(iii), (g), (h), (i), (j) and (k)
have been duly satisfied; and

                           (iv) the written resignations of all directors of
each of the Acquired Corporations, effective as of the Effective Time, which directors' resignations shall become effective upon the replacement of such directors with nominees of Parent (which shall occur at the Closing).

                  (g) EMPLOYEES. None of the individuals identified on Section 7.3(g)(i) of the Company Disclosure Schedule shall have ceased to be employed by Company, or shall have expressed an intention to terminate his or her employment with Company or to decline to accept employment with Parent; not more than eight of the individuals identified on Section 7.3(g)(ii) of the Company Disclosure Schedule whose annual salary is at least $37,500 shall have ceased to be employed by Company, or shall have expressed an intention to terminate his or her employment with Company or to decline to accept employment with Parent. All of the employment agreements which have been executed and delivered to Parent contemporaneously with this Agreement shall remain in full force and effect and unamended; and (iii) the employment agreements contemplated in Section 8.1(j) of this Agreement shall be in full force and effect and unamended.

                  (h) NO MATERIAL ADVERSE CHANGE. There shall have been no material adverse change in the business, condition, capitalization, assets, liabilities, operations, financial performance or prospects of the Acquired Corporations since the date of this Agreement.

                  (i) AVAILABLE CASH. Company shall have available cash or cash equivalents as of the Closing Date totalling not less than $500,000 and shall have provided evidence thereof reasonably acceptable to Parent.

                  (j) NO OTHER LITIGATION. There shall not be pending any Legal Proceeding in which, in the reasonable judgment of Parent, there is a reasonable possibility of an outcome that could have a Material

Adverse Effect on Company or a material adverse effect on Parent: (a) challenging or seeking to restrain or prohibit the consummation of the Arrangement or any of the other transactions contemplated by this Agreement;
(b) relating to the Arrangement and seeking to obtain from Parent or any of its Subsidiaries, or any of the Acquired Corporations, any damages or other relief that may be material to Parent; (c) seeking to prohibit or limit in any material respect Parent's ability to vote, receive dividends with respect to or otherwise exercise ownership rights with respect to the stock of any of the Acquired Corporations; or (d) which would affect adversely the right of Parent or any of the Acquired Corporations to own the assets or operate the business of the Acquired Corporations.

                  (k) TSE LISTING. The Company Common Shares shall continue to be listed on the TSE at the Effective Time.

                                  ARTICLE VIII

                        TERMINATION, AMENDMENT AND WAIVER

         VIII.1 TERMINATION. This Agreement may be terminated at any time prior to the Effective Time, whether before or after the requisite approval of the shareholders of Company:

                  (a) by mutual written consent duly authorized by the Boards of Directors of Parent and Company;

                  (b) by either Company or Parent if the Arrangement shall not have been consummated by February 28, 2001 for any reason; PROVIDED, HOWEVER, that the right to terminate this Agreement under this Section 8.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Arrangement to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

                  (c) by either Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action, in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Arrangement, which order, decree, ruling or other action is final and nonappealable, or if the Final Order is not granted;

                  (d) by either Parent or Company if (i) the Company Shareholders Meeting (including any adjournments or postponements thereof) shall have been held and completed and Company's shareholders shall have taken a final vote on a proposal to approve the Arrangement, and (ii) the Arrangement shall not have been approved at such meeting by the required Company shareholder vote (and shall not have been approved at any adjournment or postponement thereof);

                  (e) by Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, PROVIDED, that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable by Parent through the exercise of its commercially reasonable efforts, then Company may not terminate this Agreement under this Section 8.1(e) for thirty (30) days after delivery of written notice from

Company to Parent of such breach, provided Parent continues to exercise commercially reasonable efforts to cure such breach (it being understood that Company may not terminate this Agreement pursuant to this paragraph (e) if it shall have materially breached this Agreement or if such breach by Parent is cured during such thirty (30)-day period);

                  (f) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of Company set forth in this Agreement, or if any representation or warranty of Company shall have become untrue, in either case such that the conditions set forth in Section 7.2(a) or Section 7.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, PROVIDED, that if such inaccuracy in Company's representations and warranties or breach by Company is curable by Company through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this Section 8.1(f) for thirty (30) days after delivery of written notice from Parent to Company of such breach, provided Company continues to exercise commercially reasonable efforts to cure such breach (it being understood that Parent may not terminate this Agreement pursuant to this paragraph (f) if it shall have materially breached this Agreement or if such breach by Company is cured during such 30-day period);

                  (g) by Parent, upon a breach of the provisions of Section
6.2 of this Agreement;

                  (h) by Parent if a Triggering Event shall have occurred;

                  (i) by Company or Parent if this Agreement or the terms of the Plan of Arrangement shall be modified by the Court through either the Interim Order or the Final Order (and all reasonable avenues of appeal with respect to such modification have been exhausted) in such a manner as would materially impair the ability of Company or Parent to effect the Arrangement or would materially and adversely alter the economic benefits of the Arrangement to Parent, Company or the holders of Company Common Shares as contemplated by this Agreement; or

                  (j) by Parent if Kenneth Wawrew, Todd Richardson and Eric Buckley have not, on or prior to October 13, 2000, executed and delivered employment agreements with Company on terms and conditions satisfactory to Company and Parent, which Parent and Company shall, together with such persons, negotiate in good faith.

         VIII.2 NOTICE OF TERMINATION; EFFECT OF TERMINATION. Any termination of this Agreement under Section 8.1 above will be effective immediately upon (or, if the termination is pursuant to Section 8.1(e) or Section 8.1(f) and the proviso therein is applicable, thirty (30) days after) the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 8.2,
Section 8.3 and Article 9 (General Provisions), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any intentional or willful breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

         VIII.3   FEES AND EXPENSES.

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

                  (a) GENERAL. Except as set forth in this Section 8.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Arrangement is consummated.

                  (b) COMPANY PAYMENTS.

                           (i) Company shall pay to Parent in immediately
available funds, within one (1) business day after demand by Parent, an amount equal to the amount, if any, by which (x) (U.S.) $2,330,000 exceeds
(y) the amount, if any, by which (a) the net (before tax) proceeds of disposition of the Option Shares (as defined in the Stock Option Agreement) exceeds (b) the amount which results when $2.64 is multiplied by the number of Option Shares which have been disposed of (the "TERMINATION FEE") if this Agreement is terminated by Parent pursuant to Section 8.1(g) or (h) (provided, however, that if the Option Shares have not been disposed of, then the amount provided for in subsection (b)(i)(y) shall be deemed to be zero). Company may pay the Termination Fee to Parent (without demand having been made by Parent prior thereto) on not less than 10 business days' notice to Parent at any time after the Termination Date (as defined in the Stock Option Agreement) provided that no such payment may be made without the consent of Parent if (1) prior to such time an Acquisition Proposal has been made by a party other than Parent which has not been consummated or abandoned (or, if consummated, the terms of the transaction do not provide that Parent shall have received payment of the appropriate amount in respect of its Option Shares or Options prior to such time on the same terms and conditions as are available to other holders of Company's securities) or (2) Parent has elected, prior to the date specified for payment of the Termination Fee, to retain the Option and the Option Shares in lieu of the payment of the Termination Fee. Upon the payment of the aggregate cash portion of the Termination Fee, Parent agrees to surrender all unexercised options under the Stock Option Agreement (and all Option Shares acquired thereunder which Parent continues to hold).

                           (ii) Company shall pay to Parent in immediately
available funds, within one (1) business day after demand by Parent, an amount equal to the Termination Fee (calculated on the basis set out in, and subject to the provisions of, subsection (b)(i)) if:

                                    (1)     this  Agreement is terminated
                                            by Parent or Company, as applicable,
                                            pursuant to Section 8.1(b),
                                            8.1(d) or 8.1(j); and

                                    (2)     prior to the termination of this
                                            Agreement a third party has proposed
                                            an Acquisition Proposal (and, for
                                            these purposes, an "Acquisition
                                            Proposal" shall not include an
                                            inquiry unless (i) Company shall
                                            have provided any non-public
                                            information to the party making such
                                            inquiry or (ii) the existence of
                                            such inquiry has been made generally
                                            available to the public and/or the
                                            shareholders of Company); and

                                    (3)     prior to the date which is nine
                                            months after the termination of this
                                            Agreement Company enters into an
                                            agreement or letter of intent
                                            providing for an Acquisition
                                            Proposal which is subsequently
                                            consummated.

                           (iii) Company acknowledges that the agreements
contained in this Section 8.3(b) are an integral part of the transactions contemplated by this Agreement, and that, without these

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agreements, Parent would not enter into this Agreement; accordingly, if
Company fails to pay in a timely manner the amounts due pursuant to this
Section 8.3(b) and, in order to obtain such payment, Parent makes a claim that results in a judgment against Company for the amounts set forth in this
Section 8.3(b), Company shall pay to Parent its reasonable costs and expenses (including reasonable attorneys' fees and expenses) in connection with such suit, together with interest on the amounts set forth in this Section 8.3(b) at the prime rate of Silicon Valley Bank in effect on the date such payment was required to be made. Payment of the fees described in this Section 8.3(b) shall not be in lieu of damages incurred in the event of breach of this Agreement.

         VIII.4 AMENDMENT. This Agreement may be amended with the approval of the respective boards of directors of Company and Parent at any time (whether before or after the adoption and approval of this Agreement and the approval of the Arrangement by the shareholders of Company); provided, however, that after any such adoption and approval of this Agreement and approval of the Arrangement by Company's shareholders, no amendment shall be made which by law requires further approval of the shareholders of Company without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

         VIII.5 EXTENSION; WAIVER. At any time prior to the Effective Time, any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                   ARTICLE IX

                               GENERAL PROVISIONS

         IX.1 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Company, Parent and CanCo contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

         IX.2 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered Personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):


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
                  (a)      if to Parent and CanCo to:

                           Photon Dynamics, Inc.
                           6325 San Ignacio Avenue
                           San Jose, California 95119-1202

                           Attention:       Vincent F. Sollitto, Jr.
                                            Chief Executive Officer
                                            Telephone No.: (408) 226-9900
                                            Telecopy No.: (408) 226-9910

                           with a copy to:

                           Cooley Godward LLP
                           5 Palo Alto Square
                           3000 El Camino Real
                           Palo Alto, California  94306-2155
                           Attention:       Matthew W. Sonsini, Esq.
                           Telephone No.:   (650) 843-5000
                           Telecopy No.:    (650) 857-0663

                           and to:

                           Aird & Berlis
                           BCE Place
                           Suite 1800, Box 754
                           181 Bay Street
                           Toronto, Ontario M5J 2T9
                           Attention:       Jay A. Lefton, Esq.
                           Telephone No.:   (416) 865-7720
                           Telecopy No.:    (416) 863-1515

                  (b)      if to Company, to:

                           Image Processing Systems Inc.
                           221 Whitehall Drive
                           Markham, Ontario
                           L3R 9T1
                           Attention:       Ken Wawrew
                                            Chief Executive Officer
                           Telephone No.:   (905) 470-8990
                           Telecopy No.:    (905) 470-8991


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


                           with a copy to:

                           Cassels Brock & Blackwell
                           Scotia Plaza, Suite 2100
                           40 King Street West
                           Toronto, Ontario  M5H 3C2
                           Attention:       Cameron A. Mingay, Esq.
                           Telephone No.:   (416) 860-6615
                           Facsimile No.:   (416) 640-3163

         IX.3     INTERPRETATION.

                  When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement. Unless otherwise indicated the words "INCLUDE", "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "WITHOUT LIMITATION". The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an Entity, such reference shall be deemed to include the business of all direct and indirect Subsidiaries of such Entity. Reference to the Subsidiaries of an Entity shall be deemed to include all direct and indirect Subsidiaries of such Entity.

         IX.4 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

         IX.5 ENTIRE AGREEMENT; THIRD PARTY BENEFICIARIES. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Disclosure Schedule and the Parent Disclosure Schedule (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other Person any rights or remedies hereunder, except as specifically provided in Section 6.8.

         IX.6 SEVERABILITY. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other Persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

         IX.7 OTHER REMEDIES; SPECIFIC PERFORMANCE. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any

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

other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         IX.8 GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the state of California, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between the parties arising out of or relating to this Agreement or any of the transactions contemplated by this Agreement: (a) each of the parties irrevocably and unconditionally consents and submits to the non-exclusive jurisdiction and venue of the state and federal courts located in the state of California; (b) if any such action is commenced in a state court, then, subject to applicable law, no party shall object to the removal of such action to any federal court located in the Northern District of California; (c) each of the parties irrevocably waives the right to trial by jury; and (d) each of the parties irrevocably consents to service of process by first class certified mail, return receipt requested, postage prepaid, to the address at which such party is to receive notice in accordance with Section 9.9.

         IX.9 RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

         IX.10 ASSIGNMENT. This Agreement shall be binding upon, and shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of Company's rights hereunder may be assigned by Company without the prior written consent of Parent, and any attempted assignment of this Agreement or any of such rights by Company without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

         IX.11 WAIVER OF JURY TRIAL. EACH OF PARENT, CANCO AND COMPANY HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF PARENT, CANCO OR COMPANY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE AND ENFORCEMENT HEREOF.

         IX.12 CURRENCY. Unless otherwise specified, all sums of money referred to in this Agreement are expressed in Canadian currency.

         IX.13 COMPANY DISCLOSURE SCHEDULE. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections contained in Section 2, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered section in Section 2, and shall not be deemed to relate to or to qualify any other representation or warranty.

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

         IX.14 ATTORNEYS' FEES. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys' fees and all other reasonable costs and expenses incurred in such action or suit.

         IX.15 COOPERATION. Company agrees to cooperate fully with Parent and to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by Parent to evidence or reflect the transactions contemplated by this Agreement and to carry out the intent and purposes of this Agreement.

                                    ARTICLE X
                             ADDITIONAL DEFINITIONS

         X.1      ADDITIONAL DEFINITIONS.

                  In this Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms shall have the following meanings respectively:

         "ACQUIRED CORPORATION CONTRACT" means any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is or may become bound or under which any of the Acquired Corporations has, or may become subject to, any obligation; or (c) under which any of the Acquired Corporations has or may acquire any right or interest.

         "ACQUIRED CORPORATION PROPRIETARY ASSET" means any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

         "ACQUIRED CORPORATION SOURCE CODE" means any source code, or any portion, aspect or segment of any source code, relating to any Proprietary Asset owned by or licensed to any of the Acquired Corporations or otherwise used by any of the Acquired Corporations.

         "ACQUISITION PROPOSAL" means any offer, proposal or inquiry (other than an offer or proposal by Parent) contemplating or otherwise relating to any Acquisition Transaction.

         "ACQUISITION TRANSACTION" means any transaction or series of transactions involving:

                  (a) any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, tender offer, exchange offer or other similar transaction (i) in which any of the Acquired Corporations is a constituent company, (ii) in which a Person or "group" (as defined in the UNITED STATES 1934 ACT) of Persons directly or indirectly acquires Company or more than 20% of Company's business or directly or indirectly acquires beneficial or record ownership of securities representing, or exchangeable for or convertible into, more than 20% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (iii) in which any of the Acquired

Corporations issues securities representing more than 20% of the outstanding securities of any class of voting securities of Company;

                  (b) any sale, lease, exchange, transfer, license, acquisition or disposition of more than 20% of the assets of Company; or

                  (c) any liquidation or dissolution of Company.

         "AGREEMENT" means this Agreement and Plan of Arrangement, as it may be amended from time to time.

         "APPROPRIATE REGULATORY APPROVALS" means those sanctions, rulings, consents, orders, exemptions, permits and other approvals (including the lapse, without objection, of a prescribed time under a statute or regulation that states that a transaction may be implemented if a prescribed time lapses following the giving of notice without an objection being made) of Governmental Entities, regulatory agencies or self-regulatory organizations, as set out in Sections 7.2(c) and 7.3(d) of this Agreement.

         "APPROVALS" means and includes franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders.

         "ACQUIRED CORPORATIONS" means Company together with its Subsidiaries, collectively.

         "ARRANGEMENT" means an arrangement under Section 182 of the OBCA on the terms and subject to the conditions set out in this Agreement and the Plan of Arrangement, subject to any amendments or variations thereto made in accordance with the provisions of this Agreement or made at the direction of the Court in the Final Order.

         "ARRANGEMENT RESOLUTION" means the special resolution of the holders of Company Common Shares to be substantially in the form and content of Exhibit A annexed hereto.

         "ARTICLES OF ARRANGEMENT" means the articles of arrangement of Company in respect of the Arrangement, required by the OBCA to be filed with the Director after the Final Order is made.

         "CANADIAN GAAP" means Canadian generally accepted accounting principles.

         "CANADIAN SECURITIES LEGISLATION" means the applicable statutory securities laws in each province of Canada, together with the regulations promulgated thereunder, together with the rules, policies, orders and requirements of the securities regulatory authorities in each province of Canada.

         "CIRCULAR" means the notice of the Company Shareholders Meeting and accompanying management information circular to be sent to holders of Company Common Shares in connection with the Company Shareholders Meeting, including all appendices thereto.

         "COMMISSIONS" means the securities commissions or equivalent in each of the provinces of Canada.

         "COMPANY COMMON SHARES" means the common shares of Company as currently constituted.

         "COMPANY DISCLOSURE SCHEDULE" means the Company Disclosure Schedule that has been prepared by Company in accordance with the requirements of Section
9.13 of the Agreement and that has been delivered by Company to Parent on the date of the Agreement and signed by the President of Company.

         "COMPANY REGULATORY REPORTS" means all the forms, reports, schedules, circulars, filings and other documents, including any schedules included therein, required to be filed by Company pursuant to Canadian Securities Legislation and the requirements of the TSE.

         "COMPANY SHAREHOLDERS MEETING" means the meeting of the shareholders of Company to consider the Arrangement Resolution.

         "COMPANY STOCK OPTION" means Options to acquire Company Common Shares other than the Warrants.

         "COMPANY STOCK OPTION PLANS" means, collectively, the Share Option Plan contemplated in Company's Amended Share Incentive Plan dated as of April 1, 2000 referred to in Section 2.3(a)(iv) of Company Disclosure Schedule.

         "COMPANY'S KNOWLEDGE" means the best of the knowledge of the Acquired Corporations, based upon the knowledge of any of the directors and officers of such corporations after due and reasonable enquiry of such matter.

         "CONSENT" means any approval, consent, ratification, permission, waiver, permit or authorization (including any Governmental Authorization).

         "CONTRACT" means any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or commitment or undertaking of any nature.

         "COURT" means the Superior Court of Justice (Ontario).

         "DIRECTOR" means the director appointed pursuant to OBCA.

         "SHARES" has the meaning ascribed thereto in section 1.5.

         "DISSENTERS' RIGHTS" has the meaning ascribed thereto in section 1.5.

         "EFFECTIVE DATE" means the date shown on the certificate of arrangement to be issued by the Director under the OBCA giving effect to the Arrangement.

         "EFFECTIVE TIME" has the meaning ascribed thereto in the Plan of Arrangement.

         "ENCUMBRANCE" means any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

         "ENTITY" means any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or Entity.

         "EXCHANGEABLE SHARES" means the non-voting exchangeable shares in the capital of Company, having substantially the rights, privileges, restrictions and conditions set out in Appendix 1 to the Arrangement.

         "FINAL ORDER" means the final order of the Court approving the Arrangement as such order may be amended at any time prior to the Effective Date or, if appealed, then, unless such appeal is withdrawn or denied, as affirmed.

         "GOVERNMENTAL AUTHORIZATION" means any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification, exemption, order, approval or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

         "GOVERNMENTAL BODY" means any: (a) nation, state, provincial, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, provincial, provincial, local, municipal, foreign or other government; or (c) governmental, quasi-governmental or regulatory authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity and any court or other tribunal and including the SEC, OSC, TSE and the Nasdaq National Market).

         "HSR ACT" means the HART-SCOTT-RODINO ANTITRUST IMPROVEMENTS ACT OF 1976, as amended.

         "INTERIM ORDER" means the interim order of the Court in respect of the Arrangement, as contemplated by Section 1.2.

         "LEGAL PROCEEDING" means any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

         "LEGAL REQUIREMENT" means any federal, state, provincial regional, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body and (ii) all requirements set forth in applicable Contracts.

         "LEMELSON PATENTS" means those patents owned by the Lemelson Medical, Educational, & Research Foundation, Limited Partnership that include, among other things, machine vision patents relating to image processing systems and methods, article inspection systems and methods, and image acquisition systems and methods.

         "MATERIAL ADVERSE EFFECT", when used in connection with an Entity, means any change, event, violation, inaccuracy, circumstance or effect, individually or when aggregated with other changes, events, violations, inaccuracies, circumstances or effects (considered together with all other matters that would constitute exceptions to the representations and warranties set forth in the Agreement but for the presence of "Material Adverse Effect" or other materiality qualifications, or any similar qualifications, in such representations and warranties) , that is or would reasonably be expected to be materially adverse to or have a material adverse effect on (i) the business, assets (including intangible assets), capitalization, condition, liabilities, financial performance, results of operations or prospects of such Entity and its Subsidiaries taken as a whole; PROVIDED, HOWEVER, that no Material Adverse Effect shall be deemed to have occurred solely as a result of any change in the trading price of Parent Common Stock or Company Common Shares, respectively, that is unrelated to any change, event or circumstance materially adverse to the business, assets (including intangible assets), capitalization, condition, liabilities, financial performance, results of operations or prospects of Parent or Company, as the case may be or(ii) the ability of Company to consummate the Arrangement or any of the other transactions contemplated by the Agreement or to perform any of its obligations under the Agreement.

         "MATERIAL ADVERSE EFFECT ON COMPANY" means a Material Adverse Effect on Company together with the other Acquired Corporations, taken as a whole.

         "MATERIAL CONTRACT" has the meaning ascribed thereto in section 2.20 of the Agreement.

         "OBCA" means the BUSINESS CORPORATIONS ACT (Ontario), as amended.

         "OSC" means the Ontario Securities Commission.

         "OPTIONS" means and includes, in respect of a particular Entity, subscriptions, options, calls, warrants and other rights commitments or agreements of any character (whether or not currently exercisable) to acquire securities of the Entity in question..

         "PARENT COMMON STOCK" means the Common Stock of Parent, without par value.

         "PERSON" means any individual, Entity or Governmental Body.

         "PLAN OF ARRANGEMENT" means the plan of arrangement substantially in the form and content of Exhibit B annexed hereto and any amendments or variations thereto made in accordance with the provisions of this Agreement or made at the direction of the Court in the Final Order and which are acceptable to Parent and Company.

         "PROPRIETARY ASSET" means any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, source code, algorithm, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

         "PROSPECTUS/PROXY STATEMENT" means the proxy statement to be sent to Company's shareholders in connection with the Company Shareholders Meeting.

         "REPRESENTATIVES" means officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

         "REQUIRED COMPANY SHAREHOLDER VOTE" is the affirmative vote of at least 66-2/3% of the votes that holders of the outstanding Company Common Shares voting on the Arrangement Resolution.

         "RETURNS" means federal, state, provincial local and foreign returns, estimates, declarations, information statements and reports.

         "SEC" means the United States Securities and Exchange Commission.

         "SECURITIES EXEMPTION ORDERS" means discretionary orders of the Commissions exempting the trades contemplated by the Plan of Arrangement from the registration and prospectus requirements of applicable Canadian Securities Legislation, including but not limited to the distribution of Exchangeable Shares, Parent Common Stock and Options to acquire Parent Common Stock, as the case may be, the distribution of any securities upon the conversion or exchange of such securities in accordance with their terms, or the resale by holders of any securities distributed to them pursuant to the Arrangement or upon the conversion or exercise of any security issued to them pursuant to the Plan of Arrangement, including but not limited to the resale of Parent Common Stock.

         "SHARE BONUS PLAN" means the Share Bonus Plan contemplated in Company's Amended Share Incentive Plan dated as of April 1, 2000.

         "SHARE PURCHASE PLAN" means the Share Purchase Plan contemplated in Company's Amended Share Incentive Plan dated as of April 1, 2000.

         "SPECIAL VOTING SHARE" means the share of Parent Special Voting Preferred Stock having substantially the rights, privileges, restrictions and conditions described in the Voting and Exchange Trust Agreement.

         "STOCK OPTION AGREEMENT" means the Stock Option Agreement referred to in Recital D hereto.

         "STOCK OPTION PLAN" means the Share Option Plan contemplated in Company's Amended Share Incentive Plan dated as of April 1, 2000.

         "SUBSIDIARY" means an entity which shall be deemed to be a "Subsidiary" of another Person if such Person directly or indirectly owns, beneficially or of record, (a) an amount of voting securities of other interests in such Entity that is sufficient to enable such Person to elect at leased a majority of the members of such Entity's board of directors or other governing body, or (b) at least 50% of the outstanding equity or financial interests or such Entity.

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         "SUPERIOR OFFER" means an unsolicited, bona fide written offer made by a third party to consummate any of the following transactions: (i) an amalgamation, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Company pursuant to which the shareholders of Company immediately preceding such transaction hold less than 51% of the equity interest in the surviving or resulting Entity of such transaction; (ii) a sale or other disposition by Company of assets (excluding inventory and used equipment sold in the ordinary course of business) representing in excess of 51% of the fair market value of Company's business immediately prior to such sale, or (iii) the acquisition by any Person or group (including by way of a tender offer or an exchange offer or issuance by Company), directly or indirectly, of beneficial ownership or a right to acquire beneficial ownership of shares representing in excess of 51% of the voting power of the then outstanding shares of capital stock of Company, in each case on terms that the Board of Directors of Company determines, in its reasonable judgment (based on written advice of a financial advisor of nationally recognized reputation) to (a) be more favorable to Company's shareholders than the terms of the Arrangement (b) result in a blended value per Company Common Share greater than the per share value attributable thereto under the Arrangement; provided, however, that any such offer shall not be deemed to be a "SUPERIOR OFFER" if any financing required to consummate the transaction contemplated by such offer is not committed and is not likely to be obtained by such third party on a timely basis.

         "SUPPORT AGREEMENT" means the Support Agreement to be dated as of the Effective Date between Parent, CanCo and Company substantially in the form attached as Exhibit C hereto, with such changes thereto as the parties hereto, acting reasonably, may agree.

         "TAX" or "TAXES" refers to any and all federal, provincial, regional, state, municipal, local and foreign taxes, assessments and other governmental charges, tariffs, duties (including customs duties), levies, assessments, deficiencies, fees, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, capital gains, profits, sales, use and occupation, and value added, ad valorem, transfer, surtax, stamp, transfer, property, franchise, withholding, payroll, recapture, employment, excise, goods and services, health insurance, use, business, workers' compensation and property taxes and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body and any obligations under any agreements or arrangements with any other Person with respect to such amounts and including any liability for taxes of a predecessor Entity.

         "TAX RETURN" means any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "TRIGGERING EVENT" shall be deemed to have occurred if: (i) (including the inclusion in the Circular of the recommendation of the Board of Directors of Company) the Board of Directors of Company or any committee thereof shall for any reason have failed to recommend or shall have for any reason withdrawn or shall have amended or modified in a manner adverse to Parent its recommendation in favor of, the adoption and approval of the Agreement and the Arrangement;
(ii) the Board of Directors of Company fails to reaffirm its recommendation in favor of the adoption and approval of the Agreement and the approval of the Arrangement prior to the earliest to occur of (a) the date on which the Board of Directors of Company makes a recommendation with respect to an Acquisition Proposal following the announcement of an Acquisition

Proposal, (b) the date on which the Board of Directors of Company is required, under Canadian Securities Legislation, to make a recommendation with respect to an Acquisition Proposal and (c) the date which is 14 days after Parent requests in writing that such recommendation be reaffirmed at any time following the announcement of an Acquisition Proposal; (iii) the Board of Directors of Company or any committee thereof shall have approved, endorsed or recommended any Acquisition Proposal; (iv) Company shall have entered into any letter of intent or similar document or any Contract (other than a confidentiality, stand-still or similar agreement) relating to any Acquisition Proposal; (v) a tender or exchange offer relating to securities of Company shall have been commenced by a Person unaffiliated with Parent and Company shall not have sent to its securityholders, within 10 days after such tender or exchange offer is made, a statement disclosing that Company recommends rejection of such tender or exchange offer; or (vi) Company (or any of its officers or directors in their capacities as such) shall have provided any recommendation to the Court in connection with the Final Order inconsistent with the recommendation of Company's Board of Directors in favor of the Arrangement.

         "TRUSTEE" means such arm's length person who is appointed by Parent as the trustee under the Voting and Exchange Trust Agreement, or such other person as is appointed as the trustee thereunder in accordance with its terms.

         "TSE" means The Toronto Stock Exchange.

         "U.S. GAAP" means United States generally accepted accounting principles.

         "UNITED STATES 1933 ACT" means the United States SECURITIES ACT OF 1933, as amended.

         "UNITED STATES 1934 ACT" means the United States SECURITIES EXCHANGE ACT OF 1934, as amended, together with the rules promulgated thereunder.

         "UNITED STATES CODE" means the United States Internal Revenue Code of 1986, as amended, together with the rules promulgated thereunder.

         "VOTING AND EXCHANGE TRUST AGREEMENT" means the Voting and Exchange Trust Agreement to be dated as of the Effective Date between Parent, CanCo, Company and the Trustee substantially in the form attached as Exhibit D hereto, with such changes thereto as the parties hereto, acting reasonably, may agree prior to the Effective Date.

         "WARRANTS" means the compensation warrants granted to Sprott Securities Limited to acquire up to 476,191 Company Common Shares.

                                     *****

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                                                                            72

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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.


                                          PHOTON DYNAMICS, INC.

                                        By:
                                          ------------------------------
                                      Name:
                                          ------------------------------
                                     Title:
                                          ------------------------------

                                          IMAGE PROCESSING SYSTEMS INC.

                                        By:
                                          ------------------------------
                                      Name:
                                          ------------------------------
                                     Title:
                                          ------------------------------

                                          PHOTON DYNAMICS NOVA SCOTIA COMPANY

                                       By:
                                          ------------------------------
                                      Name:
                                          ------------------------------
                                     Title:
                                          ------------------------------